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                                                                    Exhibit 10.8

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                     among

                   FAIRPOINT COMMUNICATIONS SOLUTIONS CORP.,
                                  as BORROWER,

              FAIRPOINT COMMUNICATIONS SOLUTIONS CORP. - NEW YORK,
            FAIRPOINT COMMUNICATIONS SOLUTIONS CORP. - VIRGINIA, and
                       FAIRPOINT SOLUTIONS CAPITAL, LLC,
                           as CREDIT SUPPORT PARTIES,

                         VARIOUS LENDING INSTITUTIONS,

                             BANK OF AMERICA, N.A.,
                             as SYNDICATION AGENT,

                     DEUTSCHE BANK TRUST COMPANY AMERICAS,
                    formerly known as Bankers Trust Company,
                            as DOCUMENTATION AGENT,

                                      and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                  formerly known as First Union National Bank,
                            as ADMINISTRATIVE AGENT

                 ---------------------------------------------

                          FIRST UNION SECURITIES, INC.

                                      and

                        BANC OF AMERICA SECURITIES LLC,
                                as CO-ARRANGERS
                                      and
                                CO-BOOK MANAGERS

                      ------------------------------------

                         Dated as of October 20, 1999,
                            as Amended and Restated
                             as of March 27, 2000,
                        as further Amended and Restated
                            as of November 9, 2000,
                      and as further Amended and Restated
                               as of May 10, 2002

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                               TABLE OF CONTENTS
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SECTION 1    Definitions....................................................................................2

SECTION 2    Amount and Terms of Loans.....................................................................17

     2.01    Acknowledgement of Existing Obligations; Conversion of Existing Loans and Existing
             Swap Obligations..............................................................................17

     2.02    Register; Notes...............................................................................19

     2.03    Interest......................................................................................19

SECTION 3    Intentionally Omitted.........................................................................20

SECTION 4    Fees..........................................................................................20

SECTION 5    Payments......................................................................................20

     5.01    Voluntary Prepayments.........................................................................20

     5.02    Mandatory Repayments..........................................................................21

     5.03    Method and Place of Payment...................................................................24

     5.04    Net Payments..................................................................................24

SECTION 6    Conditions Precedent..........................................................................26

SECTION 7    Representations, Warranties and Agreements....................................................30

     7.01    Company Status................................................................................30

     7.02    Company Power and Authority...................................................................30

     7.03    No Violation..................................................................................30

     7.04    Litigation....................................................................................30

     7.05    Margin Regulations............................................................................31

     7.06    Governmental Approvals........................................................................31

     7.07    Investment Company Act........................................................................31

     7.08    Public Utility Holding Company Act............................................................31

     7.09    True Disclosure...............................................................................31

     7.10    Financial Statements..........................................................................31

     7.11    The Security Documents........................................................................32

     7.12    Tax Returns and Payments......................................................................33

     7.13    Compliance with ERISA.........................................................................33

     7.14    Subsidiaries..................................................................................34

     7.15    Intellectual Property.........................................................................34

     7.16    Environmental Matters.........................................................................34

                                        i
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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     7.17    Labor Relations...............................................................................34

     7.18    Compliance with Statutes, etc.................................................................35

     7.19    Indebtedness..................................................................................35

     7.20    Insurance.....................................................................................35

SECTION 8    Affirmative Covenants.........................................................................35

     8.01    Information Covenants.........................................................................35

     8.02    Books, Records and Inspections................................................................39

     8.03    Insurance.....................................................................................39

     8.04    Payment of Taxes..............................................................................39

     8.05    Corporate Franchises..........................................................................39

     8.06    Compliance with Statutes, etc.................................................................40

     8.07    ERISA.........................................................................................40

     8.08    Good Repair...................................................................................41

     8.09    End of Fiscal Years; Fiscal Quarters..........................................................41

     8.10    Offers to Redeem Parent Preferred Stock.......................................................41

     8.11    Sale of Choice One Stock......................................................................42

     8.12    Further Assurances............................................................................42

     8.13    Excluded Subsidiaries.........................................................................42

     8.14    Management Services Agreement.................................................................42

SECTION 9    Negative Covenants............................................................................43

     9.01    Business......................................................................................43

     9.02    Consolidation, Merger, Sale or Purchase of Assets, etc........................................43

     9.03    Liens.........................................................................................44

     9.04    Indebtedness..................................................................................45

     9.05    Advances, Investments and Loans...............................................................46

     9.06    Limitation on Creation of Subsidiaries........................................................47

     9.07    Modifications.................................................................................47

     9.08    Dividends, etc................................................................................47

     9.09    Transactions with Affiliates..................................................................48

     9.10    Limitation On Issuance of Subsidiary Stock....................................................49

     9.11    Capital Expenditures..........................................................................49

     9.12    Parent Cash Contributions.....................................................................49

                                       ii
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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SECTION 10   Events of Default.............................................................................50

     10.01   Payments......................................................................................50

     10.02   Representations, etc..........................................................................50

     10.03   Covenants.....................................................................................50

     10.04   Default Under Other Agreements................................................................50

     10.05   Bankruptcy, etc...............................................................................51

     10.06   ERISA.........................................................................................51

     10.07   Security Documents............................................................................52

     10.08   Subsidiary Guaranty...........................................................................52

     10.09   Preferred Stock Issuance and Capital Contribution Agreement...................................52

     10.10   Judgments.....................................................................................52

     10.11   Change of Control.............................................................................52

     10.12   Amendment to the Parent Credit Agreement......................................................52

SECTION 11   The Administrative Agent......................................................................53

     11.01   Appointment...................................................................................53

     11.02   Nature of Duties..............................................................................54

     11.03   Lack of Reliance on the Administrative Agent..................................................54

     11.04   Certain Rights of the Administrative Agent....................................................54

     11.05   Reliance......................................................................................54

     11.06   Indemnification...............................................................................55

     11.07   The Administrative Agent in its Individual Capacity...........................................55

     11.08   Holders of Notes..............................................................................55

     11.09   Resignation by the Administrative Agent.......................................................55

     11.10   Bank of America, N.A..........................................................................56

SECTION 12   Miscellaneous.................................................................................56

     12.01   Payment of Expenses, etc......................................................................56

     12.02   Right of Setoff...............................................................................57

     12.03   Notices.......................................................................................57

     12.04   Benefit of Agreement; Assignments and Participants............................................58

     12.05   No Waiver; Remedies Cumulative................................................................60

     12.06   Payments Pro Rata.............................................................................60

     12.07   Calculations; Computations....................................................................61

                                       iii
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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     12.08   Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial........................61

     12.09   Counterparts..................................................................................62

     12.10   Effectiveness.................................................................................62

     12.11   Headings Descriptive..........................................................................62

     12.12   Amendment or Waiver...........................................................................62

     12.13   Survival......................................................................................63

     12.14   Domicile of Loans.............................................................................63

     12.15   Confidentiality...............................................................................63

     12.16   Lender Register...............................................................................63

     12.17   Amendment and Restatement of Existing Credit Agreement........................................64

     12.18   Acknowledgement and Consent; Release; Authorization...........................................64

     12.19   Acknowledgement by Non-Continuing Lenders; Waiver by Existing Lenders.........................66

                                       iv
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                                     ANNEXES


ANNEX I      --       Conversion of Existing Loans and Existing Swap Obligations

ANNEX II     --       Effective Date Paydown Allocation

ANNEX III..  --       Initial Parent Preferred Stock Conversion Allocation

ANNEX IV     --       Addresses

ANNEX V      --       ERISA

ANNEX VI     --       Subsidiaries

ANNEX VII    --       Existing Indebtedness

ANNEX VIII   --       Insurance

ANNEX IX     --       Existing Liens

ANNEX X      --       Existing Investments

ANNEX XI     --       Litigation

ANNEX XII    --       Excluded Parent Cash Contribution Obligations

ANNEX XIII   --       Existing Indebtedness Defaults

ANNEX XIV    --       Parent Lease Obligations

                                        v
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                                    EXHIBITS

EXHIBIT A    --       Form of Tranche A Note

EXHIBIT B    --       Form of Tranche B Note

EXHIBIT C    --       Form of Section 5.04 Certificate

EXHIBIT D    --       Form of Opinion of Paul, Hastings, Janofsky & Walker LLP

EXHIBIT E    --       Form of Officer's Certificate

EXHIBIT F    --       Subsidiary Guaranty

EXHIBIT G    --       Pledge Agreement

EXHIBIT H    --       Security Agreement

EXHIBIT I    --       Tax Sharing Agreement

EXHIBIT J    --       Form of Assignment Agreement

EXHIBIT K    --       Form of Certificate of Designation

EXHIBIT L    --       Form of Preferred Stock Issuance and Capital Contribution
                      Agreement

EXHIBIT M    --       Form of Compliance Certificate

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 20, 1999, as amended and restated as of March 27, 2000, as further amended and restated as of November 9, 2000, and as further amended and restated as of May 10, 2002, by and among FAIRPOINT COMMUNICATIONS SOLUTIONS CORP., a Delaware corporation (the "BORROWER"); THE FINANCIAL INSTITUTIONS INDICATED AS LENDERS ON THE SIGNATURE PAGES HEREOF (each, a "LENDER" and, collectively, the "LENDERS"); BANC OF AMERICA SECURITIES LLC and FIRST UNION SECURITIES, INC., as Co-Arrangers and Co-Book Managers (each, a "CO-ARRANGER" and together, the "CO-ARRANGERS"); BANK OF AMERICA, N.A., as Syndication Agent (in such capacity, the "SYNDICATION AGENT"); DEUTSCHE BANK TRUST COMPANY AMERICAS, formerly known as Bankers Trust Company, as Documentation Agent (in such capacity, the "DOCUMENTATION AGENT"); WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT"); for purposes of Sections 2.01 and 12.19 only, CIT LENDING SERVICES CORPORATION, Citicorp USA, Inc., and COBANK, ACB, (each, a "NON-CONTINUING LENDER" and, collectively, the "NON-CONTINUING LENDERS"); and, for purposes of Section 12.18 only, FAIRPOINT COMMUNICATIONS SOLUTIONS CORP. - NEW YORK, a Delaware corporation, FAIRPOINT COMMUNICATIONS SOLUTIONS CORP. - VIRGINIA, a Virginia corporation, and FAIRPOINT SOLUTIONS CAPITAL, LLC, a North Carolina limited liability company. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 1 are used herein as so defined.

                              W I T N E S S E T H :

          WHEREAS, the Borrower, the Existing Lenders, the Syndication Agent, the Documentation Agent and the Administrative Agent are party to an Amended and Restated Credit Agreement dated as of October 20, 1999 (as amended as of January 11, 2000), as further amended and restated as of March 27, 2000, and as further amended and restated as of November 9, 2000 (as amended as of March 9, 2001, November 28, 2001 and December 19, 2001) (as in effect immediately prior to the Effective Date, the "EXISTING CREDIT AGREEMENT");

          WHEREAS, the Borrower desires that the Lenders enter into this Agreement and the Preferred Stock Issuance and Capital Contribution Agreement to amend and restate such agreements to restructure the obligations of the Borrower and its Subsidiaries under the Existing Credit Agreement and the Existing Credit Documents;

          WHEREAS, the Borrower has agreed to cause its Subsidiaries, FairPoint Communications Solutions Corp. - New York, FairPoint Communications Solutions Corp. - Virginia, and FairPoint Solutions Capital, LLC, to continue to guaranty the Obligations hereunder and under the other Credit Documents and to continue to secure such guaranty with Liens on all of their property (including property to be acquired after the date hereof); and

          WHEREAS, the parties hereto intend that this Agreement not constitute a novation or satisfaction of the Borrower's obligations under the Existing Credit Agreement or be deemed to evidence or constitute a repayment (except to the extent expressly provided in Sections 2.01 and 6 hereof) of all or any portion of such obligations.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree that the Existing Credit Agreement shall be and is hereby amended and restated in its entirety as follows:

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "ADDITIONAL TRANCHE B PRINCIPAL" shall have the meaning provided in
Section 2.03(d).

          "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

          "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling (which may include, but is not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "AGENTS" shall mean and include the Administrative Agent and the Syndication Agent.

          "AGREEMENT" shall mean this Amended and Restated Credit Agreement, as the same may be modified, amended, amended and restated and/or supplemented.

          "ASSET SALE" shall mean and include the sale, transfer or other disposition by the Borrower or any Subsidiary of the Borrower to any Person other than the Borrower or any Subsidiary Guarantor of (i) any Choice One Stock,
(ii) any assets related to the Long Distance Business, or (iii) any other asset of the Borrower or such Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory and/or obsolete or excess equipment to the extent that the Cash Proceeds from dispositions of such equipment do not exceed $500,000 in the aggregate).

          "ASSIGNMENT AGREEMENT" shall mean the Assignment Agreement in the form of EXHIBIT J (appropriately completed).

          "AUTHORIZED OFFICER" shall mean any senior officer of the Borrower designated as an authorized officer in writing to the Administrative Agent by the Borrower.

          "AVAILABLE CASH FLOW" shall mean, for any Available Cash Payment Period, an amount equal to (i) Long Distance Business EBITDA for such period, PLUS (ii) cash proceeds received by the Borrower or any of its Subsidiaries during such period from sales or other dispositions of obsolete or excess equipment, to the extent such sales or dispositions are not Asset Sales, MINUS
(iii) the sum of (x) the provision for taxes payable in cash based on income of the Borrower and its Subsidiaries for such period to the extent attributable to the Long Distance Business, and (y) interest expense with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and without duplication net costs and/or net benefits under Interest Rate Agreements, but excluding, however, amortization of deferred financing costs to the extent included in total interest expense) to the extent actually paid in cash during such period.

          "AVAILABLE CASH PAYMENT DATE" shall mean the date occurring 45 days after the last day of each fiscal quarter of the Borrower (beginning with its fiscal quarter ending on June 30, 2002).

          "AVAILABLE CASH PAYMENT PERIOD" shall mean, with respect to the mandatory repayment required on each Available Cash Payment Date pursuant to
Section 5.02(h), the fiscal quarter of the Borrower most recently ended prior to such Available Cash Payment Date.

          "BANKRUPTCY CODE" shall have the meaning provided in Section 10.05.

          "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

          "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day which shall be in the City of New York and Charlotte, North Carolina a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

          "CAPITAL LEASE" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "CASH EQUIVALENTS" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender that is a domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Rating Group, a division of The McGraw-Hill

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Companies ("S&P") is at least A-1 or the equivalent thereof or from Moody's
Investor Services, Inc. ("MOODY'S") is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (v) above.

          "CASH PROCEEDS" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary of the Borrower from such Asset Sale.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ.

          "CHANGE OF CONTROL" shall mean at any time and for any reason (a) prior to a Qualified IPO, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully diluted basis in the aggregate of at least 50.1% of the total economic and voting interest in Parent's capital stock, (b) on and after a Qualified IPO, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in clause (a) above) on a fully diluted basis of more than 25% of the total voting interest in the capital stock of Parent or
(ii) during any period of two consecutive years individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Parent was approved by a vote of a majority of the directors of Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then in office, (c) a "change of control" or similar event shall occur as provided in any other agreement governing or evidencing material Indebtedness (i) of the Borrower or (ii) of Parent resulting in an event of default thereunder or entitling any holder thereof to require repayment prior to its stated maturity or (d) Parent, together with the managers, officers, directors and employees of the Borrower and Parent, shall cease to directly or indirectly own at least 75% of the capital stock of the Borrower (although for

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purposes of this clause (d), the aggregate amount of capital stock of the
Borrower permitted to be held by all such managers, officers, directors and employees may not exceed 15%).

          "CHOICE ONE" shall mean Choice One Communications Inc., a Delaware corporation.

          "CHOICE ONE STOCK" shall mean any capital stock or other equity interests of Choice One received or receivable from time to time by the Borrower in connection with the Northeast Asset Sale.

          "CLEC" shall mean one or more competitive local exchange carriers.

          "CO-ARRANGER" shall have the meaning provided in the first paragraph of this Agreement.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "COLLATERAL" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral and all Security Agreement Collateral.

          "COLLATERAL AGENT" shall mean the Administrative Agent acting as collateral agent for the Lenders.

          "COMPANY" shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

          "COMPANY DOCUMENTS" shall mean, with respect to any Company, such Company's certificate of incorporation, certificate of formation, by-laws, limited liability company agreement, partnership agreement or equivalent organizational documents of such Company.

          "COMPLIANCE CERTIFICATE" shall mean a certificate duly executed in the form of EXHIBIT M.

          "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all cash expenditures (including all amounts expended under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

          "CONSOLIDATED CASH EQUITY" shall mean, with respect to each issuance or sale of any equity by the Borrower, the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by the Borrower from the respective sale or issuance of its equity; PROVIDED, that, for the avoidance of doubt, such term shall not include the amount of any Parent Cash Contributions.

          "CONSOLIDATED REVENUE" shall mean, for any period, the aggregate stated amount of all revenue of the Borrower and its Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP.

          "CONTINGENT OBLIGATIONS" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated maximum of the Contingent Obligation or, if none, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if there is no stated or determinable amount of the primary obligation, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "CONVERSION OPTION" shall have the meaning provided in Section
5.02(k).

          "CREDIT DOCUMENTS" shall mean this Agreement, each Note executed and delivered pursuant to the terms of this Agreement, the Preferred Stock Issuance and Capital Contribution Agreement, the Subsidiary Guaranty, and each Security Document.

          "CREDIT PARTY" shall mean Parent, the Borrower and each Subsidiary of the Borrower party to a Credit Document.

          "DEBT PROCEEDS" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness.

          "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "DIVIDENDS" shall have the meaning provided in Section 9.08.

          "DOCUMENTATION AGENT" shall have the meaning provided in the first paragraph of this Agreement.

          "DOLLARS" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "EFFECTIVE DATE" shall have the meaning provided in Section 12.10.

          "EFFECTIVE DATE AMENDMENT" shall mean that certain amendment to the Pledge Agreement and the Security Agreement in the form attached hereto as EXHIBIT N.

          "EFFECTIVE DATE PAYDOWN" shall have the meaning provided in clause (n) of Section 6.

          "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, financial institution or other institutional "accredited investor" as defined in SEC Regulation D; PROVIDED that neither the Borrower nor any Affiliate of the Borrower shall be an Eligible Transferee.

          "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAW" shall mean any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 7401 ET SEQ.; the Clean Air Act, as amended, 42 U.S.C. Section 7601 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300F ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; and any applicable state and local or foreign counterparts or equivalents.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code and with respect to Sections 412 and 4971 of the Code and Section 302 of ERISA,
Section 414(b), (c), (m) or (o) of the Code.

          "EVENT OF DEFAULT" shall have the meaning provided in Section 10.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXCLUDED PRIOR-PERIOD REVENUE PAYMENTS" shall mean, with respect to any period, any cash payments received by the Borrower and its Subsidiaries during such period with respect to non-cash revenue items deducted from the calculation of Long Distance EBITDA in any prior period pursuant to clause
(vi)(2) of the definition thereof.

          "EXCLUDED PARENT CASH CONTRIBUTION" shall mean any Parent Cash Contribution made for the purpose of (i) application to the payment of interest or principal due and owing with respect to the Loans, or (ii) application to (x) the payment of those obligations described on ANNEX XII attached hereto arising out of the discontinued operations of the Borrower and its Subsidiaries or (y) the repayment of intercompany Indebtedness that was incurred by the Borrower or any of its Subsidiaries pursuant to Section 9.04(f) more than twelve months prior to the date of such repayment, so long as (a) in each case the Parent shall make such Parent Cash Contribution no more than three Business Days prior to the application of such amounts to the foregoing purposes, (b) in each case the Borrower shall comply with any applicable reporting requirements of Section 8.01(i), (c) in each case such Parent Cash Contribution is actually applied to the purpose(s) specified in any relevant certificate delivered pursuant to
Section 8.01(i), (d) in the case of a Parent Cash Contribution proposed to be applied to the purpose described in clause (ii) above, the aggregate amount so applied to any specific obligation shall not exceed (x) the amount with respect to such obligation specified on ANNEX XII or (y) the principal amount of the relevant intercompany Indebtedness being repaid plus accrued and unpaid interest, and (e) in the case of a Parent Cash Contribution proposed to be applied to the purpose described in clause (ii) above, no Default or Event of Default shall have occurred and be continuing at the time of such application or would result therefrom.

          "EXCLUDED SUBSIDIARY" shall mean (a) FairPoint Communications Investments, LLC, a Delaware limited liability company, and (b) FairPoint Solutions Operations Services, LLC, a North Carolina limited liability company.

          "EXISTING CREDIT AGREEMENT" shall have the meaning provided in the recitals to this Agreement.

          "EXISTING CREDIT DOCUMENTS" shall mean the Existing Credit Agreement, each promissory note executed and delivered pursuant to the Existing Credit Agreement, the Existing

Preferred Stock Issuance and Capital Contribution Agreement, the Subsidiary Guaranty and each Security Document.

          "EXISTING INDEBTEDNESS" shall have the meaning provided in Section
7.19.

          "EXISTING LENDER" shall mean each lender party to the Existing Credit Agreement on the Effective Date, immediately prior to giving effect to this Agreement.

          "EXISTING LOAN" shall mean one or more of the Existing Revolving Loans or Existing Term Loans or any combination thereof.

          "EXISTING PREFERRED STOCK ISSUANCE AND CAPITAL CONTRIBUTION AGREEMENT" shall mean the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement executed and delivered pursuant to the Existing Credit Agreement, as in effect immediately prior to the Effective Date.

          "EXISTING REVOLVING LOAN" shall mean each "Revolving Loan" under, and as defined in, the Existing Credit Agreement outstanding on the Effective Date.

          "EXISTING SWAP AGREEMENT" shall mean that certain Master Agreement dated as of December 12, 2000 between Wachovia and the Borrower, which includes the Schedule dated as of the same date and any documents and other confirming evidence exchanged between Wachovia and the Borrower confirming one or more transactions that are governed by such Master Agreement, as the foregoing are in effect immediately prior to the Effective Date.

          "EXISTING SWAP OBLIGATIONS" shall mean all amounts owing to Wachovia pursuant to the terms of the Existing Swap Agreement.

          "EXISTING TERM LOAN" shall mean each "Term Loan" under, and as defined in, the Existing Credit Agreement outstanding on the Effective Date.

          "FCC" shall mean the Federal Communications Commission and any successor regulatory body.

          "FEES" shall mean all amounts payable pursuant to, or referred to in,
Section 4.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

          "HAZARDOUS MATERIALS" shall mean (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, and radon gas; (b) any chemicals, materials or substance defined as or included in the definition of "hazardous substances," "hazardous waste", "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the release of which is prohibited, limited or regulated by any governmental authority.

          "INDEBTEDNESS" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed drafts drawn thereunder, (iv) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed (to the extent of the lesser of the fair market value of such property or the amount of such indebtedness),
(v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements, (viii) all accounts payable of the Borrower and its Subsidiaries not paid within 90 days of the date such amounts are due and payable and not contested by the Borrower or its Subsidiaries, and (ix) all Contingent Obligations of such Person (other than Contingent Obligations arising from the guaranty by such Person of the obligations of the Borrower and/or its Subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness and are otherwise permitted hereunder); PROVIDED that Indebtedness shall not include trade payables, accrued expenses and receipt of progress and advance payments, in each case arising in the ordinary course of business.

          "INITIAL PARENT PREFERRED STOCK CONVERSION" shall have the meaning provided in clause (n) of Section 6.

          "INTERCOMPANY LEASE PAYABLE" shall mean any intercompany Indebtedness incurred pursuant to Section 9.04(f) owing by the Borrower to the Parent on account of payments made by the Parent after the Effective Date with respect to a Parent Lease Obligation.

          "INTEREST RATE AGREEMENT" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower or any Subsidiary of the Borrower against fluctuations in interest rates.

          "KELSO" shall mean, collectively, Kelso Investment Associates V, L.P., a Delaware limited partnership, and Kelso Equity Partners V, L.P., a Delaware limited partnership.

          "KELSO AFFILIATE" shall mean Kelso and each investment fund controlled by Kelso.

          "LENDER" and "LENDERS" shall mean the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to Section 12.04.

          "LENDER REGISTER" shall have the meaning provided in Section 12.16.

          "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "LOAN" shall mean one or more of the Tranche A Loans or Tranche B Loans or any combination thereof.

          "LONG DISTANCE BUSINESS" shall mean the wholesale long distance carrier business of the Borrower and its Subsidiaries.

          "LONG DISTANCE BUSINESS EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) the portion of the consolidated net income of the Borrower and its Subsidiaries for such period taken as a single accounting period to the extent attributable to the Long Distance Business for such period,
(ii) to the extent deducted in determining the amounts described in clause (i) above, the provision for current taxes based on income of the Borrower and its Subsidiaries, (iii) to the extent deducted in determining the amounts described in clause (i) above, interest expense with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and without duplication net costs and/or net benefits under Interest Rate Agreements, but excluding, however, amortization of deferred financing costs to the extent included in total interest expense), (iv) depreciation expense of the Borrower and its Subsidiaries for such period to the extent attributable to the Long Distance Business, (v) amortization expense of the Borrower and its Subsidiaries for such period to the extent attributable to the Long Distance Business, (vi) an amount, if positive, equal to (1) the amount of all other non-cash items to the extent deducted in determining the amounts described in clause (i) above LESS (2) the amount of all non-cash revenue items to the extent added in the calculation of the amounts described in clause (i) above, and (vii) the total amount of Excluded Prior-Period Revenue Payments received by the Borrower and its Subsidiaries during such period.

          "MANAGEMENT AFFILIATE" shall mean Messrs. Duda, Leach, Thomas, Johnson and Bergstein or (to the extent same are controlled by one or more of the foregoing Persons) JED Communications Associates, Inc.

          "MANAGEMENT SERVICES AGREEMENT" shall mean the Management Agreement dated as of October 20, 1999 between the Borrower and Parent, as it may be amended, supplemented or otherwise modified to the extent permitted under this Agreement.

          "MARGIN STOCK" shall have the meaning provided in Regulation U.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, property, assets, liabilities or condition (financial or otherwise)
(i) of the Borrower and its Subsidiaries taken as a whole or (ii) of Parent on a stand-alone basis; PROVIDED that the term Material Adverse Effect as used in Sections 8 and 9 shall not include clause (ii) of this definition.

          "MATURITY DATE" shall mean May 10, 2007.

          "MULTIEMPLOYER PLAN" shall mean any multiemployer plan as defined in section 4001(a)(3) of ERISA which is contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrower, any such Subsidiary or ERISA Affiliate contributed to or had an obligation to contribute to such plan.

          "NET CASH PROCEEDS" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net (without duplication) of expenses of sale (including payment of principal, premium and interest of Indebtedness secured by the assets the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), and incremental taxes paid or payable as a result thereof.

          "NET INSURANCE PROCEEDS" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

          "NON-CONTINUING LENDER" shall have the meaning provided in the first paragraph of this Agreement. No Non-Continuing Lender shall be a Lender hereunder unless it becomes a Lender after the Effective Date by assignment pursuant to Section 12.04.

          "NORTHEAST ASSET SALE" shall mean the sales of receivables, equipment and other assets consummated pursuant to the Northeast Asset Sale Agreement.

          "NORTHEAST ASSET SALE AGREEMENT" shall mean that certain Network Transition Agreement, dated as of November 7, 2001, by and among Choice One, Choice One Communications of New York, Inc., Choice One Communications of Pennsylvania, Inc., Choice One Communications of New Hampshire, Inc., Choice One Communications of Massachusetts, Inc., Choice One Communications of Maine, Inc. and the Borrower, as such agreement is in effect on the Effective Date and as it may be amended, supplemented or otherwise modified by the parties thereto pursuant to and in accordance with the terms thereof with the consent of the Required Lenders.

          "NORTHWEST ASSET SALE" shall mean the sale of assets consummated pursuant to the Northwest Asset Sale Agreement.

          "NORTHWEST ASSET SALE AGREEMENT" shall mean that certain Asset Purchase Agreement dated as of October 19, 2001, by and between the Borrower and Advanced TelCom, Inc., as in effect on the Effective Date.

          "NOTES" shall mean one or more of the Tranche A Notes or Tranche B Notes or any combination thereof.

          "NOTICE OFFICE" shall mean the office of the Administrative Agent located at 301 S. College Street, Charlotte, NC 28288-0537 or such other office as the Administrative Agent may designate to the other parties hereto in writing from time to time.

          "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the

Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, whether for principal, interest, Fees, expenses, indemnification or otherwise.

          "PARENT" shall mean FairPoint Communications, Inc. (formerly known as MJD Communications, Inc.), a Delaware corporation.

          "PARENT CASH CONTRIBUTION" shall mean any cash contribution made by Parent to the Borrower to the extent such contribution represents a contribution with respect to Parent's equity in the Borrower.

          "PARENT CREDIT AGREEMENT" shall mean the credit agreement among Parent, various lenders party thereto, Bank of America, N.A., as Syndication Agent, and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as Administrative Agent, dated as of March 30, 1998 (as such agreement has been amended, restated, supplemented or otherwise modified prior to the date hereof and as it may hereafter be amended, restated, supplemented or otherwise modified from time to time).

          "PARENT LEASE OBLIGATIONS" shall mean the payment obligations existing on or after the Effective Date under the leases described on ANNEX XIV attached hereto; PROVIDED that the amount of such obligations with respect to any such lease that shall constitute Parent Lease Obligations shall not exceed the corresponding total amount of payments for such lease as set forth on ANNEX XIV.

          "PARENT PREFERRED STOCK" shall mean preferred stock of Parent issued pursuant to a certificate of designation in the form of EXHIBIT K attached hereto.

          "PAYMENT OFFICE" shall mean the office of the Administrative Agent located at 301 S. College Street, Charlotte, NC 28288-0537 or such other office as the Administrative Agent may designate to the Borrower and the Lenders in writing from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "PERMITTED HOLDERS" shall mean, each Kelso Affiliate, each THL Affiliate and each Management Affiliate.

          "PERMITTED LIENS" shall mean Liens described in clauses (a) through
(l), inclusive, of Section 9.03.

          "PERMITTED PARENT CASH CONTRIBUTION AMOUNT" shall mean, for any four-fiscal quarter period of the Borrower, an amount equal to (i) $1,000,000 PLUS (ii) 10% of Consolidated Revenue for such four-fiscal quarter period (PROVIDED that for any four-fiscal quarter period ending on or prior to September 30, 2002, Consolidated Revenue for such period shall be deemed to equal Consolidated Revenue for those fiscal quarters of the Borrower ending after December 31, 2001 and on or prior to September 30, 2002, MULTIPLIED BY the appropriate factor necessary to annualize such amount).

          "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "PLAN" shall mean any pension plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 3(37) of ERISA), which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or an ERISA Affiliate and that is subject to Title IV of ERISA, and each such plan for the five year period immediately following the latest date on which the Borrower any such Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "PLEDGE AGREEMENT" shall mean that certain Amended and Restated Pledge Agreement attached hereto as EXHIBIT G, as the same is amended pursuant to the Effective Date Amendment and as it may hereafter be modified, amended, amended and restated and/or supplemented.

          "PLEDGE AGREEMENT COLLATERAL" shall mean "Collateral" as defined in the Pledge Agreement.

          "PLEDGED SECURITIES" shall mean all of the "Pledged Securities" as defined in the Pledge Agreement.

          "PREFERRED STOCK ISSUANCE AND CAPITAL CONTRIBUTION AGREEMENT" shall mean the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement by and among Parent, Administrative Agent, each Lender (or, in the case of Deutsche Bank Trust Company Americas, an Affiliate thereof) and each Non-Continuing Lender in the form of EXHIBIT L hereto, as the same may be modified, amended, amended and restated and/or supplemented in accordance with the terms hereof and thereof.

          "PUC" shall mean a public utility commission, public service commission or any similar agency or commission.

          "QUALIFIED IPO" shall mean a registered initial public offering of the common stock of Parent generating proceeds of at least $75,000,000.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ.

          "RECOVERY EVENT" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

          "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "REGULATION T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "REGULATION X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "REGULATION Y" shall mean Regulation Y of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or portion thereof.

          "REPORTABLE EVENT" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection ..22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "REQUIRED LENDERS" shall mean (i) with respect to any amendment, modification, termination or waiver of Section 5.02(k) or any other provision of the Credit Documents related to the Conversion Option, Lenders (other than Wachovia (or any assignee thereof) to the extent its Loans represent Existing Swap Obligations which were converted to Loans) having or holding more than 50% of the sum of (a) the aggregate outstanding principal amount of the Tranche A Loans of all Lenders (other than Tranche A Loans representing Existing Swap Obligations that were converted to Tranche A Loans) PLUS (b) the aggregate outstanding principal amount of the Tranche B Loans of all Lenders (other than Tranche B Loans representing Existing Swap Obligations that were converted to Tranche B Loans), and (ii) with respect to all other matters, Lenders having or holding more than 50% of the sum of (x) the aggregate outstanding principal amount of the Tranche A Loans of all Lenders PLUS (y) the aggregate outstanding principal amount of the Tranche B Loans of all Lenders.

          "SCHEDULED REPAYMENT" shall have the meaning provided in Section 5.02(a).

          "SEC" shall have the meaning provided in Section 8.01(k).

          "SEC REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

          "SECTION 5.04 CERTIFICATE" shall have the meaning provided in Section 5.04(b)(ii).

          "SECURED CREDITOR" shall have the meaning assigned to such term in the respective Security Documents.

          "SECURITY AGREEMENT" shall mean that certain Amended and Restated Security Agreement attached hereto as EXHIBIT H, as the same is amended pursuant to the Effective Date Amendment and as it may hereafter be modified, amended, amended and restated and/or supplemented.

          "SECURITY AGREEMENT COLLATERAL" shall mean all "Collateral" as defined in the Security Agreement.

          "SECURITY DOCUMENT" shall mean and include each of the Security Agreement, the Pledge Agreement, the Effective Date Amendment and all other instruments or documents delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to the Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

          "SUBSIDIARY" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

          "SUBSIDIARY GUARANTORS" shall mean each Subsidiary party to the Subsidiary Guaranty.

          "SUBSIDIARY GUARANTY" shall mean that certain Amended and Restated Subsidiary Guaranty attached hereto as EXHIBIT F, as the same may be modified, amended, amended and restated and/or supplemented.

          "SYNDICATION AGENT" shall have the meaning provided in the first paragraph of this Agreement.

          "TAX SHARING AGREEMENT" shall mean that certain Amended and Restated Tax Sharing Agreement attached hereto as EXHIBIT I, as the same may be modified, amended, amended and restated and/or supplemented.

          "TAX SHARING PAYMENT" shall mean any amount paid to the Borrower on account of the Tax Sharing Agreement.

          "TAXES" shall have the meaning provided in Section 5.04(a).

          "THL" shall mean THL Equity Advisors IV, LLC.

          "THL AFFILIATE" shall mean THL and each investment fund controlled by THL and certain parties that are related to THL that are invested in the Parent.

          "TRANCHE" shall mean either of the two separate Tranches of Loans hereunder, I.E., (i) Tranche A Loans and (ii) Tranche B Loans.

          "TRANCHE A LOAN" shall have the meaning provided in Section 2.01(a).

          "TRANCHE A NOTE" shall have the meaning provided in Section 2.02(a).

          "TRANCHE B LOAN" shall have the meaning provided in Section 2.01(b).

          "TRANCHE B NOTE" shall have the meaning provided in Section 2.02(a).

          "TRIGGER EVENT" shall have the meaning provided in Section 1.1 of the Preferred Stock Issuance and Capital Contribution Agreement.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in New York.

          "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

          "U.S." shall mean the United States of America.

          "WACHOVIA" shall mean Wachovia Bank, National Association, formerly known as First Union National Bank, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "WHOLLY-OWNED SUBSIDIARY" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

          "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of facsimile transmission.

          SECTION 2.  AMOUNT AND TERMS OF LOANS.

          2.01 ACKNOWLEDGEMENT OF EXISTING OBLIGATIONS; CONVERSION OF EXISTING LOANS AND EXISTING SWAP OBLIGATIONS. The Borrower hereby acknowledges that immediately prior to the Effective Date and prior to giving effect to the conversion of the Existing Loans and Existing Swap Obligations described in Sections 2.01(a) and 2.01(b) below, the Initial Parent Preferred Stock Conversion, the Effective Date Paydown or any of the other terms of this Agreement which become effective on the Effective Date, (i) the Borrower is liable to Agents and the

Lenders for (1) $125,800,000.00 in principal amount of Existing Loans, (2) $303,298.63 of accrued and unpaid interest on the Existing Loans, (3) $7,416.67 of accrued and unpaid fees, and (4) $216,814.37 of other accrued and unpaid legal fees and expenses, all of which amounts are due and payable on the Effective Date, (ii) the Borrower is liable to Wachovia for $3,003,000.00 of Existing Swap Obligations, and (iii) no Existing Lender has any commitment or obligation to advance any additional amount to the Borrower under the Existing Credit Agreement. Each of the Borrower and the Credit Parties (other than Parent) hereby (A) represents, warrants, agrees, covenants, acknowledges and reaffirms that all of the obligations described in the preceding sentence are absolute and unconditional and are the legal, valid and binding obligations of the Borrower and such Credit Parties and that it has no (and it permanently and irrevocably waives and releases Agents and Lenders from any, to the extent arising on or prior to the Effective Date) defense, set off, claim or counterclaim against any Agent or any Lender in regard to the obligations described in the preceding sentence, and (B) immediately prior to the Effective Date and prior to giving effect to the conversion of the Existing Loans and Existing Swap Obligations described in Sections 2.01(a) and 2.01(b) below and the Initial Parent Preferred Stock Conversion and the Effective Date Paydown, reaffirms its obligation to pay the obligations described in the preceding sentence in accordance with the terms and conditions of the Existing Credit Agreement, the Existing Credit Documents and the Existing Swap Agreement. Notwithstanding the foregoing, each Existing Lender hereby severally agrees that upon giving effect on the Effective Date to the Effective Date Paydown, the payment of accrued interest and fees provided for in clause (k) of Section 6 and the Initial Parent Preferred Stock Conversion, (x) those principal amounts of the Existing Revolving Loan and Existing Term Loan of each Lender (and the amount of the Existing Swap Obligations of Wachovia) set forth on ANNEX II hereto shall cease to be outstanding and shall be deemed satisfied in full, (y) those principal amounts of the Existing Revolving Loan and Existing Term Loan of each Lender and Non-Continuing Lender set forth on ANNEX III hereto shall be converted to Parent Preferred Stock, and such converted Existing Loans shall cease to be outstanding (it being understood that each Existing Lender hereby waives, solely for the benefit of each other Existing Lender, any claim or right to any portion of the Effective Date Paydown or the Initial Parent Preferred Stock Conversion allocated to any other Existing Lender on the Effective Date in accordance with the terms of this Agreement) and shall be deemed satisfied in full, and (z) subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, those principal amounts of the Existing Loans and Existing Swap Obligations of each Lender set forth on ANNEX I hereto shall be converted to Tranche A Loans and Tranche B Loans as described in Sections 2.01(a) and 2.01(b).

          (a) TRANCHE A LOANS. Each Lender severally agrees to continue and convert that portion of its Existing Term Loan, Existing Revolving Loan and Existing Swap Obligation shown on ANNEX I as its "Tranche A Portion" of such Existing Loans and Existing Swap Obligations as and to a term loan hereunder (each a "TRANCHE A LOAN" and, collectively, the "TRANCHE A LOANS") on the Effective Date (and the Borrower hereby agrees to such continuation and conversion), so that on the Effective Date, after giving effect to such continuation and conversion of Existing Loans and Existing Swap Obligations for all Lenders, each Lender will hold a Tranche A Loan in the principal amount set forth opposite its name on ANNEX I hereto and the aggregate amount of the Tranche A Loans of all Lenders shall be

$8,740,000 as of the date hereof; PROVIDED that the Tranche A Loan of any Lender shall be adjusted to give effect to any assignmen ts of the Tranche A Loans after the Effective Date pursuant to Section 12.04. Amounts continued as and converted to Tranche A Loans under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed.

          (b) TRANCHE B LOANS. Each Lender severally agrees to continue and convert that portion of its Existing Term Loan, Existing Revolving Loan and Existing Swap Obligation shown on ANNEX I as its "Tranche B Portion" of such Existing Loans and Existing Swap Obligations as and to a term loan hereunder (each a "TRANCHE B LOAN" and, collectively, the "TRANCHE B LOANS") on the Effective Date (and the Borrower hereby agrees to such continuation and conversion), so that on the Effective Date, after giving effect to such continuation and conversion of Existing Loans and Existing Swap Obligations for all Lenders, each Lender will hold a Tranche B Loan in the principal amount set forth opposite its name on ANNEX I hereto and the aggregate amount of the Tranche B Loans shall be $19,202,000 as of the date hereof; PROVIDED that the Tranche B Loan of any Lender shall be adjusted to give effect to any assignments of the Tranche B Loans after the Effective Date pursuant to Section 12.04. Amounts continued as and converted to Tranche B Loans under this Section 2.01(b) and subsequently repaid or prepaid may not be reborrowed.

          (c) NO COMMITMENT TO EXTEND FURTHER CREDIT. No Existing Lender or Lender shall have any obligation or commitment under this Agreement to advance any additional amount or extend additional credit to the Borrower or any of its Subsidiaries after the Effective Date. By executing this Agreement, each Non-Continuing Lender hereby agrees to the terms set forth in this Section 2.01 other than clauses (a) and (b) hereof.

          2.02 REGISTER; NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be set forth in the Lender Register maintained by the Administrative Agent pursuant to
Section 12.16, and shall be evidenced, (i) if Tranche A Loans, by a promissory note substantially in the form of EXHIBIT A with blanks appropriately completed in conformity herewith (each such note, a "TRANCHE A NOTE" and, collectively, the "TRANCHE A NOTES"), and (ii) if Tranche B Loans, by a promissory note substantially in the form of EXHIBIT B with blanks appropriately completed in conformity herewith (each such note, a "TRANCHE B NOTE" and, collectively, the "TRANCHE B NOTES").

          (b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any permitted transfer of any of its Notes permitted hereunder, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

          2.03 INTEREST. (a) The outstanding principal amount of each Loan shall bear interest at a rate of 8.0% per annum from and including the Effective Date until the repayment thereof; PROVIDED that upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any Fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate of 10.0% per annum.

          (b) Interest in respect of each Tranche A Loan shall be payable on a current basis in cash (i) on the first Business Day of each calendar month, commencing on the first such day to occur after the Effective Date, (ii) at maturity (whether by acceleration or otherwise), and (iii) after such maturity, on demand.

          (c) Except as set forth in Section 2.03(d), interest in respect of each Tranche B Loan shall be payable on a current basis in cash (i) on the first Business Day of each calendar month, commencing on the first such day to occur after the Effective Date, (ii) upon any Scheduled Repayment (on the amount prepaid), (iii) at maturity (whether by acceleration or otherwise), and (iv) after such maturity, on demand.

          (d) With respect to interest on the Tranche B Loans payable pursuant to clauses (i) and (ii) of Section 2.03(c), the Borrower may, in lieu of paying such interest in cash, on the date payment of such interest would otherwise be due, increase the principal amount of the Tranche B Loans in an aggregate amount equal to the amount of such accrued and unpaid interest thereon (the amount of such increase being "ADDITIONAL TRANCHE B PRINCIPAL" with respect to the Tranche B Loans), and upon such increase in principal amount of the Tranche B Loans such accrued and unpaid interest shall cease to be due and payable at such time and such Additional Tranche B Principal shall instead be due and payable at maturity (whether by acceleration or otherwise) of the Tranche B Loans.

          (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

          SECTION 3. INTENTIONALLY OMITTED.

          SECTION 4. FEES. The Borrower agrees to pay an annual administrative and collateral monitoring fee in the amount of $10,000 to the Administrative Agent, such fee to be earned and payable in advance on the Effective Date and on each anniversary of the Effective Date until all of the Obligations are paid in full.

          SECTION 5. PAYMENTS.

          5.01 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 1:00 P.M. (New York time) at the Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans and the amount of such prepayment, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each partial prepayment of Loans pursuant to this Section 5.01 shall be in an aggregate principal amount of at least $100,000. Each prepayment pursuant to this Section 5.01 shall be applied FIRST, to repay accrued and unpaid interest on the Tranche A Loans, SECOND, to repay the outstanding principal amount of the Tranche B Loans in inverse order of maturity to the full extent thereof, and THIRD, to repay the outstanding principal amount of the Tranche A Loans to the full extent thereof, in each case pro rata to the Loans of each Lender in the Tranche of Loans being repaid.

          5.02 MANDATORY REPAYMENTS. (a) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date set forth below the Borrower shall be required to repay that principal amount of Tranche B Loans as is set forth below opposite such date (each such repayment, as the same may be reduced as provided in Sections 5.01 and 5.02, a "SCHEDULED REPAYMENT"), with any remaining amount of principal of the Tranche B Loans due on the Maturity
Date:

            Scheduled Repayment Date                        Amount
            ------------------------                        ------
               September 30, 2004                         $2,062,000

               September 30, 2005                         $4,057,000

               September 30, 2006                         $5,372,000

          (b)   In addition to any other mandatory repayments pursuant to this
Section 5.02, on each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04(b) through Section 9.04(g)), an amount equal to 100% of the Debt Proceeds of the respective incurrence of Indebtedness shall be applied on each such date as a mandatory repayment in accordance with the provisions of Section 5.02(i).

          (c)   In addition to any other mandatory repayments pursuant to this
Section 5.02, within two Business Days after each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale (including any sale by the Borrower or its Subsidiaries of capital stock of any of the Subsidiaries of the Borrower), an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied on each such date as a mandatory repayment in accordance with the provisions of Section 5.02(i).

          (d)   In addition to any other mandatory repayments pursuant to this
Section 5.02, within 10 days following each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied on each such date as a mandatory repayment in accordance with the provisions of Section 5.02(i).

          (e)   In addition to any other mandatory repayments pursuant to this
Section 5.02, 100% of Consolidated Cash Equity received by the Borrower or any of its Subsidiaries on each date on or after the Effective Date shall be applied on each such date as a mandatory repayment in accordance with the provisions of
Section 5.02(i).

          (f)   In addition to any other mandatory repayments pursuant to this
Section 5.02, within one Business Day after each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives any Tax Sharing Payment, 100% of the amount thereof shall be applied on each such date as a mandatory repayment in accordance with the provisions of Section 5.02(i); PROVIDED, HOWEVER, that the Borrower shall not be required to make any repayment pursuant to this Section 5.02(f) of (1) Tax Sharing Payments received by the Borrower on account of the receivable of the Borrower arising under the Tax Sharing Agreement and determined on or about the end of the second fiscal quarter of 2002 of the Borrower as being in the outstanding amount of approximately $7,600,000, so long as such Tax Sharing Payments were and are applied to pay the Effective Date Paydown and/or wind-down costs arising out of the Borrower's competitive local exchange carrier operations (including the obligations described on ANNEX XII attached hereto), and (2) Tax Sharing Payments received by the Borrower in any fiscal year (commencing with fiscal year 2004 and ending with fiscal year 2006) during the period from the date on which the entire amount of the Scheduled Repayment for such fiscal year has been repaid until the scheduled date for such Scheduled Repayment, so long as (x) such Tax Sharing Payments received during such period are applied promptly after receipt thereof to repay Intercompany Lease Payables outstanding as of the most recently ended fiscal year of the Borrower, (y) the aggregate amount of Intercompany Lease Payables paid with the proceeds of Tax Sharing Payments during any such fiscal year of the Borrower does not exceed $4,000,000, and the aggregate amount of Intercompany Lease Payables paid after the Effective Date with the proceeds of Tax Sharing Payments does not exceed, in any event, $9,500,000, and (z) no Default or Event of Default shall have occurred and be continuing at the time of receipt of such Tax Sharing Payments or would result from the application thereof as described in clause (x) above.

          (g)   In addition to any other mandatory repayments pursuant to this
Section 5.02, on the date of receipt of any Parent Cash Contribution by the Borrower (other than any Excluded Parent Cash Contribution), if the amount of such Parent Cash Contribution PLUS all other Parent Cash Contributions (other than Excluded Parent Cash Contributions) made during the most recently ended four-fiscal quarter period of the Borrower (to the extent not theretofore applied to repay Loans pursuant to this Section 5.02(g)) would exceed the Permitted Parent Cash Contribution Amount for such four-fiscal quarter period (or for the most recently ended four-fiscal quarter period for which the Borrower's financial statements are available), the Borrower shall apply the amount of such excess on such date as a mandatory repayment in accordance with the provisions of Section 5.02(i). In the event the Borrower subsequently determines that the Permitted Parent Cash Contribution Amount for the four-fiscal quarter period that ended most recently prior to the date of receipt of any Parent Cash Contribution (other than an Excluded Parent Cash Contribution) is less than the Permitted Parent Cash Contribution Amount for the four-fiscal quarter period for which financial statements of the Borrower were available on such date, the Borrower shall promptly make an additional repayment of such Parent Capital Contribution in the amount of such difference, which shall be applied in accordance with the provisions of Section 5.02(i).

          (h)   In addition to any other mandatory repayments pursuant to this
Section 5.02, on each Available Cash Payment Date, an amount equal to 50% of the Available

Cash Flow for the relevant Available Cash Payment Period shall be applied FIRST, to pay accrued and unpaid interest on the Tranche A Loans, SECOND, to repay the outstanding principal amount of the Tranche A Loans to the full extent thereof, and THIRD, to repay the outstanding principal amount of the Tranche B Loans in inverse order of maturity to the full extent thereof, in each case pro rata to the Loans of each Lender in the Tranche of Loans being repaid.

          (i) Each repayment of Loans required by paragraphs (b) through (g) of this Section 5.02 shall be applied FIRST, to pay accrued and unpaid interest on the Tranche A Loans, SECOND, to repay the outstanding principal of the Tranche B Loans in inverse order of maturity to the full extent thereof, and THIRD, to repay the outstanding principal amount of the Tranche A Loans to the full extent thereof, in each case pro rata to the Loans of each Lender in the Tranche of Loans being repaid. Notwithstanding anything to the contrary contained in this Agreement, all Tax Sharing Payments that are applied to the Tranche B Loans shall be applied in forward order of maturity unless at the time of such proposed application both (x) the date scheduled for the first Scheduled Repayment shall not have occurred or a Scheduled Repayment shall have been scheduled under Section 5.02(a) to occur within one year, and (y) the entire amount of such Scheduled Repayment shall have already been made.

          (j) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, except as provided in clause (k) below, all then outstanding Loans shall be indefeasibly repaid in full in cash on the earlier of (i) the Maturity Date, and (ii) the date on which a Change of Control occurs (unless the Required Lenders otherwise agree in writing).

          (k) Upon the occurrence of any Trigger Event with respect to a Loan of any Lender (other than Loans representing Existing Swap Obligations which were converted to Loans), such Lender shall have the option, at its sole discretion, in accordance with the Preferred Stock Issuance and Capital Contribution Agreement to convert (the "CONVERSION OPTION") all or a portion of such Loan (and accrued and unpaid interest thereon and any other due and unpaid Obligations) with respect to which a Trigger Event has occurred into Parent Preferred Stock having a liquidation preference determined pursuant to and in accordance with Section 2.1(b) of the Preferred Stock Issuance and Capital Contribution Agreement. Notwithstanding anything contained in this Agreement or in the other Credit Documents to the contrary, no Lender shall have a maximum number of times or minimum amount of such Loans or such other Obligations with respect to which such Lender's Conversion Option may be exercised, and each such Lender's right to exercise a Conversion Option with respect to any portion of such Lender's Loans shall not terminate until all Loans and other Obligations owed to such Lender under this Agreement are indefeasibly paid in full and/or converted to Parent Preferred Stock in accordance with the terms of the Preferred Stock Issuance and Capital Contribution Agreement.

          (l) Notwithstanding anything to the contrary in this Section 5.02, any Cash Proceeds of the Northwest Asset Sale received after the Effective Date shall be applied, at Borrower's election, either (i) to repay the Loans pursuant to Section 5.02(a) or (ii) to the payment of any remaining unpaid liabilities specified in ANNEX XII attached hereto as such liabilities become due, and shall not be required to be applied to repayment of the Loans pursuant to any other provision of this Section 5.02.

          5.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement and/or under any Note shall be made to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in Dollars at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) on any day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          5.04 NET PAYMENTS. (a) All payments made by the Borrower hereunder and/or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 5.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement and/or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or therein. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN pursuant to clause (i) above, (x) a certificate substantially in the form of EXHIBIT C hereto (any such certificate, a "SECTION 5.04 CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) (with respect to the portfolio interest exemption) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse of time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, or Form W-8BEN and a Section 5.04 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b). Notwithstanding anything to the contrary contained in Section 5.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable by it hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 5.04(a) hereof to gross-up payments to be made by it to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 5.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding)in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          (c)   If the Borrower pays any additional amount under this Section
5.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit.

          SECTION 6. CONDITIONS PRECEDENT. The occurrence of the Effective Date is subject to the satisfaction of each of the following conditions at such time:

          (a) EFFECTIVENESS OF THIS AGREEMENT. The parties to this Agreement shall have executed and delivered a counterpart of this Agreement as required by
Section 12.10(i).

          (b) ISSUANCE OF NOTES; EFFECTIVENESS OF OTHER AGREEMENTS. On the Effective Date:

                (i) The Borrower shall have duly authorized, executed and delivered a Tranche A Note and a Tranche B Note to each Lender, which Notes shall evidence the Loans of such Lender and be satisfactory to such Lender;

                (ii) Each of the Subsidiary Guaranty, the Security Agreement, the Pledge Agreement, and the Tax Sharing Agreement shall be in full force and effect;

                (iii) Parent, the Administrative Agent, each Lender (or, in the case of Deutsche Bank Trust Company Americas, an Affiliate thereof), and each Non-Continuing Lender shall have duly authorized, executed and delivered the Preferred Stock Issuance and Capital Contribution Agreement and such agreement shall be in full force and effect; and

                (iv) The Borrower, each Subsidiary Guarantor and the Collateral Agent shall have executed and delivered the Effective Date Amendment and such amendment shall be in full force and effect.

          (c) OPINION OF COUNSEL. The Lenders shall have received one or more opinions, addressed to each of the Agents and each of the Lenders and dated the Effective Date, from Paul, Hastings, Janofsky & Walker LLP, special counsel to the Credit Parties, which opinions shall cover the matters contained in EXHIBIT D hereto and shall be in form and substance reasonably satisfactory to the Agents.

          (d) CREDIT PARTY CERTIFICATES. The Agents shall have received a certificate, dated the Effective Date, signed by an Authorized Officer of each Credit Party in the form of EXHIBIT E hereto with appropriate insertions and deletions, together with (x) copies of the Company Documents of each Credit Party, (y) the resolutions of each Credit Party referred to in such certificate, and (z) a statement that all of the applicable conditions set forth in this
Section 6 have been satisfied as of such date, with all of the foregoing to be reasonably satisfactory to the Agents.

          (e) CORPORATE AND LEGAL PROCEEDINGS. On the Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which either of the Agents may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          (f) PLANS; ETC. On or prior to the Effective Date, there shall have been made available to the Agents upon their request:

                (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (PROVIDED that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

                (ii) any collective bargaining agreements or any other similar agreement or arrangements covering the employment arrangements of the employees of the Borrower or any of its Subsidiaries;

                (iii) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock;

                (iv) any material agreement with respect to the management of the Borrower or any of its Subsidiaries;

                (v) any material employment agreements entered into by the Borrower or any of its Subsidiaries; and

                (vi) any tax sharing, tax allocation and other similar agreements entered into by the Borrower and/or any of its Subsidiaries with any entity not a Credit Party;

with all of the foregoing to be reasonably satisfactory to the Agents.

          (g)   [Intentionally Omitted]

          (h) LITIGATION. There shall be no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing against any Credit Party (a) with respect to (i) this Agreement or any other Credit Document or (ii) the Existing Credit Agreement or (b) which the Agents shall reasonably determine has had or is reasonably likely to have (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or on the ability of the Credit Parties taken as a whole or Parent to perform their respective obligations under the Credit Documents.

          (i) APPROVALS. All necessary material governmental and third party approvals in connection with the Credit Documents (including, without limitation, all necessary material approvals required by the FCC and the applicable PUCs) required to be obtained by any Credit Party shall have been obtained and remain in effect.

          (j) INSURANCE. The Borrower shall have delivered to the Administrative Agent, on or before the Effective Date updated certificates of insurance complying with the requirements of Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Agents and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be cancelled without at least 30 days prior written notice by the insurer to the Collateral Agent (or such shorter period of time as a particular insurance company generally provides).

          (k) EXISTING OBLIGATIONS. On the Effective Date, the Borrower shall have paid all accrued interest and fees owing to the Agents and Existing Lenders under the Existing Credit Agreement (the aggregate amounts of which are set forth in Section 2.01), whether or not such amounts are due and payable as of the Effective Date.

          (l) FEES AND EXPENSES. On the Effective Date, the Borrower shall have paid to counsel to the Administrative Agent all unpaid fees and expenses described in the first paragraph of Section 2.01 (for which, in the case of legal fees and expenses, the Borrower shall have received in advance a written invoice in reasonable detail).

          (m) FINANCIAL INFORMATION. On or before the Effective Date, the Administrative Agent shall have received financial information and projections regarding the

Borrower and its Subsidiaries in form and substance satisfactory to the Administrative Agent, including but not limited to:

                (i) the audited consolidated (and consolidating with respect to the Parent and the Borrower) balance sheets of the Parent and its Subsidiaries as at the end of the fiscal year ended December 31, 2001 and the related consolidated (and consolidating with respect to the Parent and the Borrower) statements of operations and of cash flows for such fiscal year; and

                (ii) a report setting forth in reasonable detail (A) the unpaid intercompany obligations under the Tax Sharing Agreement calculated on or about September 30, 2001 with respect to periods ending December 31, 2000, and (B) all payments made with respect to the intercompany obligations shown as outstanding in such report, which report shall be in reasonable detail and certified as true, correct and complete in all material respects by the chief financial officer or vice president of finance of the Borrower.

          (n)   EXISTING LOANS. On the Effective Date,

                (i) the Borrower shall have paid certain of the Existing Lenders $5,000,000 in cash, which payment shall be deemed to satisfy a total of $7,000,000 of outstanding principal of Existing Loans as set forth on ANNEX II hereto (such payment being the "EFFECTIVE DATE PAYDOWN");

                (ii) the Administrative Agent shall have received satisfactory evidence of the filing of a certificate of designation of Parent with the Secretary of State of the State of Delaware, such certificate of designation to be in the form of EXHIBIT K annexed hereto; and

                (iii) the Existing Lenders shall have converted $93,861,000 of Existing Loans as set forth on ANNEX III hereto into shares of Parent Preferred Stock with a liquidation preference equal to the dollar amount of such Existing Lender's Existing Loans so converted, such conversion to be consummated pursuant to and in accordance with the Preferred Stock Issuance and Capital Contribution Agreement (such conversion being the "INITIAL PARENT PREFERRED STOCK CONVERSION").

          (o) UCC FILING LOCATIONs. On or before the Effective Date, the Administrative Agent shall have received from the Borrower a list setting forth all of the jurisdictions in which any Person would have been required to file a UCC-1 financing statement in order to perfect a security interest in all of the assets owned by the Borrower and its Subsidiaries, to the extent that a security interest in any such assets could be perfected by filing a UCC-1 financing statement in the appropriate filing office.

          (p) COPIES OF AGREEMENTS. On the Effective Date, the Administrative Agent shall have received a fully executed copy of the Management Services Agreement, the Tax Sharing Agreement and the Parent Credit Agreement, each of which shall be certified as of the

Effective Date by the secretary or similar officer of the Borrower and/or the Parent as being in full force and effect without modification or amendment.

          SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties to, and agreements with, the Lenders (with such representations, warranties and agreements with respect to Parent made by the Borrower to the best of its knowledge), all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

          7.01 COMPANY STATUS. Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing Company and is in good standing, in each case under the laws of the jurisdiction of its organization and has the Company power and authority to own its property and assets and to transact the business in which it is engaged and (ii) is duly qualified and is authorized to do business and, to the extent relevant, is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified, authorized or in good standing would be reasonably likely to have a Material Adverse Effect.

          7.02 COMPANY POWER AND AUTHORITY. Each Credit Party has the Company power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and general equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality known by it to be applicable to it, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust or other material agreement (including the Parent Credit Agreement) or instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Company Documents of such Credit Party or any of its Subsidiaries.

          7.04 LITIGATION. Except as set forth on ANNEX XI, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing against any Credit Party or any of its Subsidiaries (i) that have had, or that are reasonably likely to have, a

Material Adverse Effect or (ii) that have, or that are reasonably likely to have had, a material adverse effect on the rights or remedies of the Lenders or on the ability of the Credit Parties taken as a whole or Parent to perform their respective obligations under the Credit Documents.

          7.05 MARGIN REGULATIONS. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          7.06 GOVERNMENTAL APPROVALS. Except for such consents, approvals and filings as have been obtained or made on or prior to the Effective Date and remain in full force and effect, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority (including, without limitation, the FCC and applicable PUCs), or any subdivision thereof, is required of any Credit Party to authorize or is required of any Credit Party in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect on or enforceability against any Credit Party of any Credit Document.

          7.07 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          7.08 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.09 TRUE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Agent for purposes of or in connection with this Agreement, or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Lenders hereunder will be, true and accurate in all material respects on the date as of which such information is dated or certified. The projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made (it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such assumptions and estimates may prove to be inaccurate).

          7.10 FINANCIAL STATEMENTS. (a) The audited consolidated (and consolidating with respect to Parent and the Borrower) balance sheets of Parent and its Subsidiaries as at the end of the fiscal year ended December 31, 2001 and the related consolidated (and consolidating with respect to Parent and the Borrower) statements of operations and of cash flows for such fiscal year, copies of which have been furnished to the Administrative Agent prior to the

Effective Date, fairly present the consolidated financial condition of the Borrower and its Subsidiaries or the Parent and its Subsidiaries, as the case may be, as of the dates thereof and the results of their operations and cash flows for the period indicated. Nothing has occurred since December 31, 2001 that (i) has had or is reasonably likely to have a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document, or on the ability of the Credit Parties taken as a whole or Parent to perform their respective obligations under the Credit Documents, or (ii) has had or is reasonably likely to have a Material Adverse Effect (other than the discontinuation of the Borrower's CLEC operations).

          (b)   Except as reflected in the financial statements described in
Section 7.10(a) or in the footnotes thereto, there were as of the Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries required in accordance with GAAP to be disclosed in such financial statements of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, is reasonably likely to be material to the Borrower and its Subsidiaries taken as a whole, except as incurred in the ordinary course of business consistent with past practices.

          7.11 THE SECURITY DOCUMENTS. (a) The Collateral Agent, for the benefit of the Secured Creditors, has a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein to the extent that a security interest can be created therein under the UCC, and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected first lien on, and security interest in, all right, title and interest of the Credit Parties in all of the Security Agreement Collateral (to the extent such security interest can be perfected by filing a UCC-1 financing statement or, to the extent required by the Security Agreement, by taking possession of the respective Security Agreement Collateral), subject to no other Liens other than Permitted Liens. In addition, the recordation of the Grant of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filing and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement and specifically identified in such Grant and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filing and recordation, a perfected security interest in the United States copyrights covered by the Security Agreement and specifically identified in such Grant.

          (b) The security interests created in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement constitute perfected security interests in the Pledge Agreement Collateral, subject to no security interests of any other Person. Except to the extent made on or prior to the Effective Date, no filings or recordings are required to perfect (or maintain the perfection of) the security interests created in the Pledge Agreement Collateral.

          7.12 TAX RETURNS AND PAYMENTS. Each of the Borrower and its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries if and to the extent required by GAAP. Each of the Borrower and its Subsidiaries has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years which are still open for audit and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened in writing by any authority regarding any taxes owing by the Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect.

          7.13 COMPLIANCE WITH ERISA. (i) ANNEX V sets forth, as of the Effective Date, each Plan and Multiemployer Plan; (ii) except as set forth on ANNEX V, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Section 401(a) of the Code; except as set forth on ANNEX V, no Reportable Event has occurred with respect to a Plan; to the knowledge of the Borrower, no Multiemployer Plan is insolvent or in reorganization; except as set forth on ANNEX V, no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $750,000; no Plan which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan or a Multiemployer Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of
the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan or any Multiemployer Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary or any ERISA Affiliate of incurring a material liability to or on account of a Plan or, to the knowledge of the Borrower, of any Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; except as set forth on ANNEX V, no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; except as would not result in any material liability, no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or to the best knowledge of the Borrower expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the Effective Date, would not exceed $15,000; except as would not result in a material liability, each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and except as set forth in ANNEX V, the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

          7.14 SUBSIDIARIES. On and as of the Effective Date, (a) the Borrower has no Subsidiaries other than those Subsidiaries listed on ANNEX VI, which ANNEX VI correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof, and
(b) each Subsidiary of the Borrower (other than the Excluded Subsidiaries) is a Subsidiary Guarantor. Each of the Excluded Subsidiaries is not and will not be actively engaged in any business and has less than $10,000 of assets and less than $10,000 of liabilities.

          7.15 INTELLECTUAL PROPERTY. Each of the Borrower and its Subsidiaries owns or holds a valid transferable license to use all the patents, trademarks, service marks, trade names, technology, know-how, copyrights, licenses, franchises and formulas or rights with respect to the foregoing, that are used in the operation of the business of the Borrower or such Subsidiary as presently conducted and are material to such business where the failure to own or hold a valid license is reasonably likely to have a Material Adverse Effect.

          7.16 ENVIRONMENTAL MATTERS. Each of the Borrower and its Subsidiaries is in material compliance with all applicable Environmental Laws governing its business for which failure to comply is reasonably likely to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and each of the Borrower and its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. There are no Environmental Claims pending or, to the knowledge of the Borrower threatened in writing, against the Borrower or any of its Subsidiaries wherein any decision, ruling or finding would be reasonably likely to have a Material Adverse Effect.

          7.17 LABOR RELATIONS. No Credit Party is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. There is
(i) no unfair labor practice complaint pending against any Credit Party or, to the Borrower's knowledge, threatened in writing against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or, to the Borrower's knowledge, threatened in writing against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or, to the Borrower's knowledge, threatened in writing against any Credit Party and (iii) no union representation question, to the Borrower's knowledge, existing with respect to the employees of any Credit Party and no union organizing activities, to the Borrower's knowledge, are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

          7.18 COMPLIANCE WITH STATUTES, ETC. Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as has not had, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          7.19 INDEBTEDNESS. ANNEX VII sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the entering into of the Credit Documents (excluding the Loans), all such non-excluded Indebtedness is referred to as the "EXISTING INDEBTEDNESS"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

          7.20 Insurance. ANNEX VIII sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Effective Date, and with the amounts insured (and any deductibles) set forth therein.

          SECTION 8. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees that until no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then owing) incurred hereunder, are paid in full:

          8.01 INFORMATION COVENANTS. The Borrower will furnish to the Administrative Agent (which will promptly forward same to each Lender):

          (a) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated (and consolidating with respect to the Parent and the Borrower) balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated (and consolidating with respect to the Parent and the Borrower) statements of operations and of cash flows for such fiscal year, and in each case setting forth comparative consolidated and consolidating figures for the preceding fiscal year, and (x) in the case of consolidated statements, examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of the Parent as a going concern or (y) in the case of consolidating statements, certified by the chief financial officer or vice president of finance of Parent and the chief financial officer or vice president of finance of the Borrower, together with a certificate of such accounting firm stating that in the course of its regular audit of the businesses of Parent, the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof, and (ii) a duly executed certificate of an Authorized Officer certifying the amount of Parent Lease Obligations as at the end of such fiscal year in respect of each of the leases described on ANNEX XIV.

          (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year commencing with the quarterly period ending on March 31, 2002, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of operations and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated and consolidating figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the chief financial officer or vice president of finance of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

          (c) BUDGETS; ETC. Not more than 30 days after the commencement of each fiscal year of the Borrower, consolidated and consolidating budgets of the Borrower and its Subsidiaries in reasonable detail for each of the twelve months of such fiscal year as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of consolidated financial statements pursuant to Sections 8.01(a) and (b), a comparison of the current year-to-date consolidated financial results for the Borrower against the consolidated budget of the Borrower required to be submitted pursuant to this clause (c) shall be presented.

          (d) COMPLIANCE CERTIFICATES AND EXCLUDED PRIOR-PERIOD REVENUE PAYMENTS. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), (i) a Compliance Certificate of the chief financial officer, vice president of finance or other Authorized Officer of the Borrower stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such certificate, of any condition or event that constitutes a Default or an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto, and
(ii) a certificate of the chief financial officer, vice president of finance or other Authorized Officer of the Borrower certifying as to the nature and amount of each Excluded Prior-Period Revenue Payment received by the Borrower or any of its Subsidiaries during the accounting period covered by such financial statements.

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          (e)   AVAILABLE CASH FLOW CERTIFICATES. On each Available Cash Payment
Date, a certificate of the chief financial officer, vice president of finance or other Authorized Officer of the Borrower demonstrating in reasonable detail the calculation of the Available Cash Flow as of the end of the Available Cash Payment Period then ended.

          (f) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within ten days after any officer of the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) the commencement of, or any significant adverse development in, any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which has had or is reasonably likely to have a Material Adverse Effect or has had or is reasonably likely to have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents.

          (g) TAX SHARING AGREEMENT. Promptly, and in any event (i) within ten days after June 30 of each fiscal year of the Borrower, a report setting forth in reasonable detail the intercompany obligations (to the extent remaining unpaid as of the date of such report) under the Tax Sharing Agreement with respect to periods ending as of the end of the most recently ended fiscal year of the Borrower (each such report, including the one delivered pursuant to Section 6(m)(ii), being a "TAX OBLIGATIONS REPORT"), and (ii) within 45 days after the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ended March 31, 2002, a report setting forth in reasonable detail all payments made with respect to the intercompany obligations shown as outstanding in the most recent Tax Obligations Report, it being understood that each report furnished pursuant to this Section 8.01(g) shall be certified as true, correct and complete in all material respects by the chief financial officer or vice president of finance of the Borrower.

          (h) RECONCILIATION OF PARENT CASH CONTRIBUTIONS AND REPORT ON INTERCOMPANY INDEBTEDNESS. Promptly, and in any event no later than the tenth Business Day of each fiscal quarter of the Borrower, a duly executed certificate of an Authorized Officer certifying as to each of the following:

                (i) the aggregate amount of all Parent Cash Contributions made during the immediately preceding fiscal quarter;

                (ii) the amount of each Excluded Parent Cash Contribution made during the immediately preceding fiscal quarter, the date of such contribution and the purpose for (and the date on) which it was applied (including, in the case of an Excluded Parent Cash Contribution applied to the purpose described in clause (ii) of the definition thereof, the specific obligation or obligations that were paid);

                (iii) that the entire amount of each such Excluded Parent Cash Contribution was actually applied to the purpose(s) specified in such certificate;

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

                (iv) the amount of intercompany Indebtedness incurred pursuant to Section 9.04(f) outstanding at any time during such fiscal quarter (including a description in reasonable detail of (1) the principal amount of such intercompany Indebtedness as of the last Business Day of such fiscal quarter, (2) the obligations for which such intercompany Indebtedness was incurred, and (3) the amount of such intercompany Indebtedness that was repaid during such fiscal quarter and the source of the proceeds for repayment); and

                (v) the amount of each of the obligations described on ANNEX XII attached hereto that was paid during such fiscal quarter, the source of the proceeds for each such payment, and the amount remaining with respect to each such obligation as of the last Business Day of such fiscal quarter (each such certificate to include a revised ANNEX XII which shall reflect all payments made with respect to such obligations since the Effective Date and shall state the amount remaining with respect to each such obligation as of the last Business Day of such fiscal quarter).

          (i) PARENT CASH CONTRIBUTIONS. Concurrently with the receipt of any Parent Cash Contributions that are (x) made on the same day in an aggregate amount equal to or greater than $100,000, or (y) to be applied to any purpose other than the purposes described in clause (ii) of the definition of Excluded Parent Cash Contribution, a duly executed certificate of an Authorized Officer certifying (i) the amount of such Parent Cash Contribution and the purpose(s) for which it is proposed to be applied (including, in the case of a Parent Cash Contribution to be applied to the purpose described in clause (ii) of the definition of Excluded Parent Cash Contribution, the specific obligation or obligations that are to be paid), and certifying that the entire amount of such Parent Cash Contribution will be so applied, (ii) that such proposed application is permitted under the terms of this Agreement and that no Default of Event of Default has occurred and is continuing or would be caused thereby, and (iii) in the case of any Parent Cash Contribution other than an Excluded Parent Cash Contribution, a calculation in reasonable detail of the Permitted Parent Cash Contribution Amount for the most recently ended four-fiscal quarter period of the Borrower and the amount of all other Parent Cash Contributions (other than Excluded Parent Cash Contributions) made during such four-fiscal quarter period and demonstrating the amounts, if any, required to be applied as a mandatory repayment pursuant to Section 5.02(g).

          (j) INTERCOMPANY LEASE PAYABLE PAYMENTS. Concurrently with the receipt of any Tax Sharing Payment that the Borrower proposes to apply to any purpose other than the repayment of Loans and accrued interest thereon, a duly executed certificate of an Authorized Officer certifying (i) the amount of such Tax Sharing Payment, (ii) the amounts of the Intercompany Lease Payable(s) or other obligation(s) to which such Tax Sharing Payment is proposed to be applied, and certifying that the entire amount of such Tax Sharing Payment will be so applied, and (iii) that such proposed application is permitted under the terms of this Agreement and that no Default or Event of Default has occurred and is continuing or would be caused thereby.

          (k) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by the Borrower or any of its Subsidiaries, and with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

          8.02 BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable notice to the chief financial officer, vice president of finance or any other Authorized Officer of the Borrower, officers and designated representatives of any Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in their possession (including, at the request of any Agent and at the Borrower's expense, periodic field audits) and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals during normal business hours and to such reasonable extent as either Agent or the Required Lenders may desire.

          8.03 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. The Borrower will, and will cause each of its Subsidiaries to, furnish to the Administrative Agent on the Effective Date and thereafter annually, upon request of either Agent, a summary of the insurance carried.

          8.04 PAYMENT OF TAXES. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, would become a Lien or charge upon any material properties of the Borrower or any of its Subsidiaries; PROVIDED that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

          8.05 CORPORATE FRANCHISES. (a) The Borrower will do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence and to preserve its material rights and franchises.

          (b) The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect such Subsidiaries' existence and to preserve such Subsidiaries' material rights and franchises, other than those the failure to preserve which could not reasonably be expected to have a Material Adverse Effect; PROVIDED that the Borrower may dissolve and liquidate the Subsidiary Guarantors in accordance with Section 9.02(a); and PROVIDED, FURTHER, that any transaction permitted by Section 9.02 will not constitute a breach of this
Section 8.05.

          8.06 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign (including all Environmental Laws), in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which is not reasonably likely to have a Material Adverse Effect or have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents.

          8.07 ERISA. As soon as possible and, in any event, within 10 days after the Borrower knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer or vice president of finance of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, any Subsidiary of the Borrower, any ERISA Affiliate, the PBGC, a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lender a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may reasonably be expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan has not been timely made; that a Plan or Multiemployer Plan has been or may reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Effective Date by $100,000; that proceedings may reasonably be expected to be or have been instituted to terminate or appoint a trustee to administer a Plan;
that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; except as set forth on ANNEX V, that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may reasonably be expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or
502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or, except as set forth on ANNEX V, that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in

Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan in addition to the liability that existed on the Effective Date pursuant to any such plan or plans. Upon request by any Lender, the Borrower will deliver to such Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC (other than any PBGC Form 1), and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Multiemployer Plan shall be delivered to the Lender no later than 10 days after the date such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, such Subsidiary or the ERISA Affiliate, as applicable.

          8.08 GOOD REPAIR. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          8.09 END OF FISCAL YEARS; FISCAL QUARTERS. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years and fourth fiscal quarters to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', first three fiscal quarters to end on the last day of March, June and September of each year.

          8.10 OFFERS TO REDEEM PARENT PREFERRED STOCK.

          (a) If at any time after the date hereof the Borrower obtains actual knowledge that Parent or any of its Affiliates proposes to retire, acquire, purchase or redeem all or any portion of the outstanding Parent Preferred Stock from each holder thereof pursuant to a tender or similar offer (whether through one offer or a series of related offers) to all holders of Parent Preferred Stock, the Borrower shall, no later than 25 Business Days prior to the earlier of (x) such tender or similar offer (or series of related offers), (y) the record date for holders of Parent Preferred Stock entitled to participate in such tender or similar offer (or series of related offers), and (z) the date of such retirement, acquisition, purchase or redemption, give written notice of Parent's or such Affiliates' intention to do so (and the terms of such proposed retirement, acquisition, purchase or redemption) to each Lender and the Administrative Agent so as to permit the Lenders to exercise their Conversion Options with respect to all or any portion of the outstanding Loans prior to the date of such retirement, acquisition, purchase or redemption.

          (b) If at any time after the date hereof the Borrower obtains actual knowledge of any written proposal by a Person other than Parent or any of its Affiliates to acquire, purchase or redeem all or any portion of the outstanding Parent Preferred Stock from each holder thereof pursuant to a tender or similar offer (whether through one offer or a series of related offers) to all holders of Parent Preferred Stock, the Borrower shall give prompt written notice thereof (and such other information related thereto as Lenders may reasonably request) to each Lender so as to permit the Lenders to exercise their Conversion Options with respect to all or any portion of the outstanding Loans prior to the date of such proposed acquisition, purchase or redemption.

          8.11 SALE OF CHOICE ONE STOCK. On or before December 31, 2004, the Borrower shall sell all of the Choice One Stock owned by it to one or more Persons in an amount that is at least equal to the fair market value thereof on the date of each such sale or on terms reasonably satisfactory to the Agents; PROVIDED, that no purchaser of such Choice One Stock shall be an Affiliate of the Borrower if at the time of such purchase the class of stock of Choice One that includes the Choice One Stock is no longer publicly traded.

          8.12 FURTHER ASSURANCES. The Borrower hereby agrees that the Administrative Agent may take any actions that the Administrative Agent deems necessary or desirable to create or perfect a security interest in favor of the Collateral Agent, for the benefit of the Secured Creditors, with respect to any assets of the Borrower or its Subsidiaries. The Borrower hereby agrees that from time to time, at its own expense, it will, and will cause its Subsidiaries to, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted by the Security Documents or to enable the Collateral Agent to exercise and enforce its rights and remedies thereunder with respect to any Collateral. Without limiting the foregoing, the Borrower will, as soon as practicable but in any event within 30 days after the Effective Date, deliver to the Administrative Agent (a) the results of a recent search, by a Person satisfactory to the Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Credit Party (other than the Parent), together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

          8.13 EXCLUDED SUBSIDIARIES. The Borrower shall cause each Excluded Subsidiary to not actively engage in any business after the Effective Date. On or before January 1, 2003, the Borrower shall (a) dissolve each Excluded Subsidiary in accordance with such Excluded Subsidiary's Company Documents and applicable law, and (b) provide the Administrative Agent with satisfactory evidence of each such dissolution, including a copy of the official dissolution certificate with respect thereto and any other documents or certificates that the Administrative Agent may reasonably request.

          8.14 MANAGEMENT SERVICES AGREEMENT. Within 30 days after the Effective Date, the Borrower shall (i) enter into a written amendment to the Management Services Agreement with Parent to restrict the payment of amounts thereunder on the terms set forth in Section 9.09, and such amendment shall be in full force and effect, and (ii) deliver a fully executed copy of such amendment to the Administrative Agent.

          SECTION 9. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees that until no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then owing) incurred hereunder, are paid in full:

          9.01 BUSINESS. The Borrower will not permit at any time the business activities taken as a whole conducted by the Borrower and its Subsidiaries to be materially different from the business activities taken as a whole (including incidental activities) conducted by the Borrower and its Subsidiaries on the Effective Date.

          9.02 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory or obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time without a contingency relating to obtaining any required approval hereunder, except that the following shall be permitted:

          (a) (i) any Subsidiary of the Borrower, including any Subsidiary Guarantor, may be merged or consolidated with or into, or be dissolved and liquidated into, the Borrower or a Subsidiary Guarantor (so long as (x) in the case of a merger or consolidation, the Borrower or such Subsidiary Guarantor is the surviving corporation, and (y) in the case of a liquidation, (1) all of the assets of such Subsidiary are distributed to the Borrower or a Subsidiary Guarantor, (2) all of the assets of such Subsidiary are at all times subject to the Liens under the Security Documents, and (3) neither the Borrower nor any Subsidiary Guarantor assumes any material liabilities or obligations as a result of such liquidation), or all or any part of such Subsidiary's business, properties and assets may be conveyed, sold or transferred to the Borrower or any Subsidiary Guarantor, and (ii) any Subsidiary that is not a Subsidiary Guarantor may be merged or consolidated with or into, or convey, sell or transfer its assets to, another Subsidiary that is not a Subsidiary Guarantor; PROVIDED that if the stock of either such Person was pledged pursuant to the Pledge Agreement the stock of the surviving entity or the transferee entity, as the case may be, shall also be pledged pursuant to the Pledge Agreement;

          (b) Consolidated Capital Expenditures permitted pursuant to
Section 9.11;

          (c) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 9.05;

          (d) each of the Borrower and any Subsidiary of the Borrower may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation);

          (e) licenses or sublicenses by the Borrower and its Subsidiaries of intellectual property in the ordinary course of business; PROVIDED that such licenses or sublicenses shall not interfere with the business of the Borrower or any Subsidiary of the Borrower;

          (f) leases and subleases permitted under Section 9.03(f);

          (g) the Borrower may sell Choice One Stock in accordance with
Section 8.11; and

          (h) each of the Borrower and any Subsidiary of the Borrower may sell all or substantially all of the Long Distance Business with the prior written consent of Required Lenders.

          9.03 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, except:

          (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

          (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement or the other Credit Documents;

          (d) Liens arising from judgments, decrees or attachments and Liens securing appeal bonds arising from judgments, in each case in circumstances not constituting an Event of Default under Section 10.10;

          (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (f) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

          (g) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (h) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party in the ordinary course of business;

          (i) purchase money Liens securing payables arising from the purchase by the Borrower or any Subsidiary Guarantor of any equipment or goods in the ordinary course of business; PROVIDED that such payables shall not constitute Indebtedness;

          (j) any interest or title of a lessor under any lease permitted by this Agreement;

          (k) Liens in existence on, and which are to continue in effect after, the Effective Date which are listed, and the property subject thereto described in, ANNEX IX, plus extensions and renewals of such Liens; PROVIDED that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase (other than interest and fees to be financed in connection with such Indebtedness) from that amount outstanding at the time of any such extension or renewal and (y) any such extension or renewal does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries; and

          (l) Liens consisting of purchase money security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired by the Borrower or any Subsidiary after the Effective Date; PROVIDED that the sum of (i) all Indebtedness secured by Liens permitted under this clause (l) PLUS (ii) all Capitalized Lease Obligations permitted under Section 9.04(d) shall not exceed $200,000 at any time outstanding.

          9.04 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Indebtedness owing by (i) any Subsidiary Guarantor to another Subsidiary Guarantor or the Borrower, (ii) the Borrower to any Subsidiary Guarantor, and (iii) any

Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor;

          (c) Existing Indebtedness, without giving effect to any subsequent extension, renewal or refinancing thereof (including Indebtedness owing by the Borrower or any Subsidiary Guarantor to any Subsidiary that is not a Subsidiary Guarantor, so long as such Indebtedness is in existence on the Effective Date and is subordinated to the Obligations on a basis satisfactory to the Agents);

          (d) Capitalized Lease Obligations incurred after the Effective Date solely for the purpose of financing the acquisition of equipment after the Effective Date; PROVIDED that the sum of (i) all Capitalized Lease Obligations permitted under this Section 9.04(d) PLUS (ii) all Indebtedness permitted under
Section 9.04(e) shall not exceed $200,000 at any time outstanding;

          (e) Indebtedness secured by purchase money security interests permitted under Section 9.03(l);

          (f) Indebtedness owing by the Borrower to Parent arising from the payment of obligations described on ANNEX XII by Parent after the Effective Date, so long as (i) such Indebtedness is unsecured, not guarantied by (or otherwise an obligation of) any of the Borrower's Subsidiaries, and subordinated to the payment in cash in full of the Obligations pursuant to a written subordination agreement or intercompany note on a basis satisfactory to the Agents, (ii) such Indebtedness does not mature or require any redemption or repayment of principal or cash interest prior to the date which is the one-year anniversary of the Maturity Date, (iii) such Indebtedness shall contain no representations or warranties or restrictive covenants, and shall contain no default or remedies provisions that are less favorable to the Borrower than those contained herein, and (iv) no interest shall be payable with respect to such Indebtedness (other than interest payable in kind (except at maturity) accruing at a rate reasonably acceptable to the Agents); and

          (g) Indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with sales of assets permitted by this Agreement (so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person, other than the Borrower or any of its Subsidiaries).

          9.05 ADVANCES, INVESTMENTS AND LOANS. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

          (a) the Borrower or any Subsidiary of the Borrower may invest in cash and Cash Equivalents;

          (b) the Borrower and any Subsidiary of the Borrower may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and/or reasonable extensions thereof;

          (c) the Borrower and each Subsidiary of the Borrower may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) advances, loans and investments in existence on the Effective Date and listed on ANNEX X, without giving effect to any additions thereto or replacements thereof, shall be permitted; and

          (e) the Borrower and each Subsidiary may make capital contributions to any of their Subsidiaries to the extent such Subsidiary is a Subsidiary Guarantor.

          9.06 LIMITATION ON CREATION OF SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire any direct Subsidiary.

          9.07 MODIFICATIONS. The Borrower will not, and will not permit any of its Subsidiaries to:

          (a) make (or give any notice in respect thereof) any voluntary or optional payment, prepayment, redemption, acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Indebtedness (other than Indebtedness under this Agreement and the Credit Documents);

          (b) amend, modify or change in any manner, taken as a whole, adverse to the interests of the Lenders the Company Documents of any Credit Party, or enter into any new agreement in any manner materially adverse to the interests of the Lenders with respect to the capital stock of the Borrower; or

          (c) amend, modify or change in any manner materially adverse to the interests of the Lenders, the Tax Sharing Agreement or the Management Services Agreement.

          9.08 DIVIDENDS, ETC. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders, members and/or other owners or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, members and/or other owners as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other ownership interests now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other ownership interests of the

Borrower or any other Subsidiary of the Borrower, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "DIVIDENDS"), except that (i) the Borrower may pay Intercompany Lease Payables with the proceeds of Tax Sharing Payments, solely to the extent such Tax Sharing Payments are permitted to be so applied pursuant to the proviso to Section 5.02(f), (ii) notwithstanding anything in Section 9.04(f) to the contrary, the Borrower may repay intercompany Indebtedness incurred pursuant to Section 9.04(f) with the proceeds of Excluded Parent Cash Contributions, solely to the extent such Excluded Parent Cash Contributions are permitted to be so applied pursuant to the definition of the term "Excluded Parent Cash Contributions", and
(iii) any Subsidiary of the Borrower may pay dividends or return capital or make distributions and other similar payments with regard to its capital stock or other membership interests to the Borrower or to a Subsidiary Guarantor.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary of the Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower, (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower or (B) the ability of any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of: (i) this Agreement and the other Credit Documents; (ii) applicable law; (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; and (iv) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; PROVIDED that such prohibitions or restrictions apply only to the assets subject to such Liens.

          (c) The Borrower will not, and will not permit any of its Subsidiaries to, make any payments or other distributions with respect to any Indebtedness or other obligations for which Parent is also an obligor, except that the Borrower and its Subsidiaries may make payments or other distributions with respect to such Indebtedness and such other obligations so long as such payments or other distributions are made solely using the proceeds of (i) Tax Sharing Payments that are applied pursuant to and in accordance with the proviso to Section 5.02(f), or (ii) an Excluded Parent Cash Contribution of the type described in clause (ii) of the definition thereof.

          9.09 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions after the Effective Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; PROVIDED that the foregoing restrictions shall not apply to (i) transactions solely among Credit Parties and their Wholly-Owned Subsidiaries, (ii) employment arrangements entered into in the ordinary course of business with officers of the Borrower and its

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Subsidiaries, (iii) reasonable and customary fees paid to members of the Board of Directors of the Borrower and of its Subsidiaries, (iv) regularly scheduled quarterly management fees and expenses paid to Parent or any of its Subsidiaries pursuant to the Management Services Agreement (PROVIDED that (1) no Default or Event of Default exists at the time of any such payment or would exist immediately thereafter, and (2) the aggregate amount of such management fees and expenses paid during any four-fiscal quarter period shall not exceed 0.5% of Consolidated Revenue for such period (it being understood that, for purposes of this Section 9.09, for the four-fiscal quarter period ending on or prior to September 30, 2002, Consolidated Revenue for such period shall be deemed to equal Consolidated Revenue for those fiscal quarters of the Borrower ending after December 31, 2001 and on or prior to September 30, 2002, MULTIPLIED BY the appropriate factor necessary to annualize such amount)), (v) the Tax Sharing Agreement, (vi) the Preferred Stock Issuance and Capital Contribution Agreement, and (vii) payment of customary and reasonable legal fees and expenses to Paul, Hastings, Janofsky & Walker LLP for services rendered to the Borrower and its Subsidiaries.

          9.10 LIMITATION ON ISSUANCE OF SUBSIDIARY STOCK. The Borrower will not permit any of its Subsidiaries, directly or indirectly, to issue any shares of such Subsidiary's capital stock or other securities (or warrants, rights or options to acquire shares or other equity securities), except (i) for replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower and its Subsidiaries taken as a whole in any class of the capital stock of such Subsidiary, and (iii) to qualify directors to the extent required by applicable law.

          9.11 CAPITAL EXPENDITURES. The Borrower will not, and will not permit any of its Subsidiaries to, make or incur any Consolidated Capital Expenditures; PROVIDED that the Borrower and its Subsidiaries may make up to $200,000 (as adjusted in accordance with this Section 9.11, the "MAXIMUM CAPITAL EXPENDITURES AMOUNT" for each fiscal year) of Consolidated Capital Expenditures during any fiscal year of the Borrower so long as all such Consolidated Capital Expenditures are made in the ordinary course of business and do not include any capital expenditures to acquire, by purchase or otherwise, (i) any capital stock or other ownership interest of any Person, or (ii) any division, line of business or business of any Person; and PROVIDED FURTHER, that the Maximum Consolidated Capital Expenditures Amount for any fiscal year shall be increased by an amount equal to the excess, if any (but in no event more than $100,000), of the Maximum Capital Expenditures Amount for the previous fiscal year (prior to adjustment in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous fiscal year.

          9.12 PARENT CASH CONTRIBUTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, use any of the proceeds of any Parent Cash Contribution (other than the Excluded Parent Cash Contributions) for any purpose other than working capital and general corporate purposes in the ordinary course of business or the repayment of Obligations as required under Section 5.02.

          SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each, an "EVENT OF DEFAULT"):

          10.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of any of the Tranche A Loans, (ii) default in the payment when due of any principal of any of the Tranche B Loans, (iii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on any of the Tranche A Loans, (iv) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on any of the Tranche B Loans, or (v) default, and such default shall continue for five or more Business Days, in the payment when due of any Fees or any other amounts owing hereunder or under any other Credit Document; or

          10.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03 COVENANTS. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.10(b), Section 8.11 or Section 9, (b) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.05(a) or Section 8.10(a) and such default shall continue unremedied for a period of at least 5 days, or (c) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.01, Section 10.02, Section 10.09 or clause (a) or (b) of this Section 10.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days; or

          10.04 DEFAULT UNDER OTHER AGREEMENTS. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable (or shall be required to be prepaid as a result of a default thereunder or of an event of the type that constitutes an Event of Default) prior to the stated maturity thereof; PROVIDED that clauses (a) and (b) above shall not apply to the existing defaults of the Borrower and its Subsidiaries listed on ANNEX XIII hereto that occurred prior to the Effective Date and are continuing as of the Effective Date with respect to the items of Indebtedness described on ANNEX XIII; and PROVIDED, FURTHER, that it shall not constitute an Event of Default pursuant to this Section 10.04 unless the aggregate principal amount of all Indebtedness (other than the Obligations) referred to in clauses
(a) and (b) above exceeds $1,000,000 (not including amounts of Indebtedness listed on ANNEX XIII as being in default as of the Effective Date) in the aggregate at any one time, or (c) Parent shall (i) default in any payment of interest or principal beyond the period of grace, if any, applicable thereto under the Parent

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

Credit Agreement or (ii) the Indebtedness of Parent under the Parent Credit Agreement shall be declared to be due and payable (or shall be required to be prepaid as a result of a default thereunder or of an event of the type that constitutes an Event of Default) prior to the stated maturity thereof.

          10.05 BANKRUPTCY, ETC. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          10.06 ERISA. (a) Any Plan or Multiemployer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under
Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan, Multiemployer Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the opinion of the Required Lenders, has had, or is reasonably likely to have, a Material Adverse Effect; or

          10.07 SECURITY DOCUMENTS. (a) Except in each case to the extent resulting from the negligent or willful failure of the Collateral Agent to continue to hold Pledged Securities under the Pledge Agreement, any of the Security Documents shall cease to be, in any material respect, in full force and effect, or shall cease, in any material respect, to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue for 30 or more days after written notice to the respective Credit Party by the Administrative Agent; or

          10.08 SUBSIDIARY GUARANTY. Any Subsidiary Guaranty or any material provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under any Subsidiary Guaranty; or

          10.09 PREFERRED STOCK ISSUANCE AND CAPITAL CONTRIBUTION AGREEMENT. The Preferred Stock Issuance and Capital Contribution Agreement or any material provision thereof shall cease to be in full force and effect or Parent shall deny or disaffirm its obligations thereunder or default in the performance of its agreements and conditions thereunder; or

          10.10 JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or covered by insurance) in excess of $3,000,000 in the aggregate at any time outstanding for all such judgments and decrees for the Borrower and its Subsidiaries and all such judgments and decrees in excess of such amount shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          10.11 CHANGE OF CONTROL. A Change of Control shall occur; or

          10.12 AMENDMENT TO THE PARENT CREDIT AGREEMENT. The Parent Credit Agreement shall be amended or modified in any manner which imposes additional restrictions or conditions on the ability of Parent to make cash contributions to the Borrower in addition to those that exist as of the Effective Date;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Subsidiary

Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clause (a) below shall occur automatically without the giving of any such notice):

          (a) (i) with respect to any Event of Default under clause (i) or clause (iii) of Section 10.01, declare the principal of and any accrued interest in respect of all of the Tranche A Loans and all Fees and other obligations owing hereunder (other than principal of and any accrued interest in respect of all Tranche B Loans) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

          (ii) with respect to any Event of Default under clause (ii) or clause
     (iv) of Section 10.01, declare the principal of and any accrued interest in respect of all of the Tranche B Loans and all Fees and other obligations owing hereunder (other than principal of and any accrued interest in respect of all Tranche A Loans) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; or

          (iii) with respect to any Event of Default, other than Events of Default under clauses (i) through (iv) of Section 10.01, declare the principal of and any accrued interest in respect of all Loans and all Fees and other obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and

          (b) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any and all of the Liens and security interests created pursuant to the Credit Documents (including with respect to any cash collateral held pursuant to this Agreement).

          SECTION 11. THE ADMINISTRATIVE AGENT.

          11.01 APPOINTMENT. The Lenders hereby designate Wachovia as Administrative Agent (for purposes of this Section 11, the term "Administrative Agent" shall include Wachovia in its capacity as Collateral Agent pursuant to the Security Documents and as representative on behalf of the Lenders) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Loan shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

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          11.02 NATURE OF DUTIES. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor or any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Loan; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          11.03 LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Loan, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement and the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Loan with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Loan for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          11.04 CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Loan shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          11.05 RELIANCE. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate,

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facsimile or electronic mail message, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may include counsel to the Borrower).

          11.06 INDEMNIFICATION. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Administrative Agent, in proportion to their respective Loans, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent.

          11.07 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Loans" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower, or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          11.08 HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          11.09 RESIGNATION BY THE ADMINISTRATIVE AGENT. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

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          (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company acceptable to the Borrower (such consent not to be unreasonably withheld).

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (such consent not to be unreasonably withheld), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          11.10 BANK OF AMERICA, N.A.. The provisions of Section 11 of the Credit Agreement, dated as of October 20, 1999, as amended as of January 11, 2000, as further amended and restated as of March 27, 2000, and as further amended, modified or supplemented prior to the Restatement Effective Date (as defined in the Existing Credit Agreement) shall inure to the benefit of Bank of America, N.A. in its capacity as administrative agent under such Credit Agreement with respect to any actions taken or omitted to be taken by it while it was acting as administrative agent under such Credit Agreement. In addition, Bank of America, N.A., in its capacity as Syndication Agent under this Agreement, shall have all the benefits and immunities provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the Syndication Agent which are permitted to be taken by it, or omitted to be taken by it, as provided for in this Agreement, in each case as fully as if the term "Administrative Agent" included the Syndication Agent with respect to such acts or omissions.

          SECTION 12. MISCELLANEOUS.

          12.01 PAYMENT OF EXPENSES, ETC. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and the administration hereof and thereof, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of O'Melveny & Myers
LLP) and of each Agent and each of the Lenders in connection with the enforcement following an Event of Default of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for each of the Agents and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender (including in its capacity as an

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Agent), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, any Lender, any Credit Party or any third Person or otherwise (except to the extent between or among any Lenders in their capacity as such)) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or ground water or on the surface or subsurface of any property owned or operated at any time by Borrower or any of its Subsidiaries or the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, or the noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or any Environmental Claim in connection with the Borrower or any of its Subsidiaries or business or operations or any property owned or operated at any time by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other indemnitee who is such Person or an affiliate of such Person). Notwithstanding the foregoing, in no event shall the Borrower be obligated under this Section
12.01 to indemnify any Lender (i) for a loss in value of Parent Preferred Stock taken by such Lender pursuant to the Conversion Option and (ii) for such Lender's failure to comply with Regulation Y.

          12.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special but not trust accounts) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          12.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, faxed or delivered, if to the Borrower or any other Credit Support Party, at the address specified opposite its signature below, if to the Parent, at the address

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

specified in the Preferred Stock Issuance and Capital Contribution Agreement, if to any Lender or Existing Lender, at its address specified for such Lender or such Existing Lender on ANNEX IV hereto, and, if to the Administrative Agent, at the Notice Office; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective when received. Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information, and to distribute agreements and other documents to be signed by the Administrative Agent, Lenders, Non-Continuing Lenders and the Credit Parties; PROVIDED, HOWEVER, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice or request that is intended to have binding effect may be sent by electronic mail.

          12.04 BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPANTS. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, PROVIDED that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Loans to another financial institution; PROVIDED that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Section 5.04 to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold; and, PROVIDED, FURTHER, that no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan in which such participant is participating (it being understood that any waiver of any prepayment of, or the method of any application of any prepayment to, the Loans shall not constitute an extension of the final maturity date), or reduce the rate or extend the time of payment of interest or Fees (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Loans over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory repayment shall not constitute a change in the terms of any Lender's Loans), (ii) release all or substantially all of the Collateral or Subsidiary Guarantors or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

          (b) Notwithstanding the foregoing, with the consent of the Administrative Agent and, if no Default under Section 10.01, 10.05, 10.03(b) or 10.03(c) or Event of Default exists, the Borrower (each of which consents shall not be unreasonably withheld or delayed, PROVIDED that no such consent shall be required in connection with an assignment pursuant to clause (x) below), (x) any Lender may assign all or a portion of its Loans (and related obligations) and related rights and Obligations hereunder to (i) one or more Lenders and/or

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Affiliates of such Lender which are Eligible Transferees or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed and/or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, and (y) any Lender may assign all or a portion of its Loans (and related obligations) and related rights and Obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed and/or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee); PROVIDED that, in the case of any assignment made pursuant to clause (x) or (y) above, such assignment shall represent the assignment by the assigning Lender of a ratable portion of the aggregate outstanding principal amount of the Tranche A Loan of such Lender and the aggregate outstanding principal amount of the Tranche B Loan of such Lender. No assignment pursuant to the immediately preceding sentence shall, to the extent such assignment represents an assignment to an institution other than one or more Lenders hereunder or an Affiliate thereof, be in an aggregate amount less than $1,000,000 unless all of the Loans of the assigning Lender are so assigned. If any Lender so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 12.04(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement and giving the Administrative Agent written notice thereof. At the time of any such assignment, (i) either the assigning or the assignee Lender shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500, and (ii) upon surrender of any related old Notes the Borrower will, at its own expense, issue new Notes to the respective assignee and to the assigning Lender in conformity with the requirements of Section 2.02, PROVIDED that such transfer or assignment will not become effective until recorded by the Administrative Agent on the Lender Register pursuant to Section 12.16. To the extent of any assignment pursuant to this Section 12.04(b) to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04 Certificate) described in Section 5.04(b). To the extent that an assignment pursuant to this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this clause (b) shall prevent or prohibit any Lender from pledging or assigning a security interest in all or any portion of its Notes or Loans, and the other Obligations owed to such Lender, to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent and the Borrower (each of which consents shall not be unreasonably withheld), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee.

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          (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower or any of its Subsidiaries to (i) file a registration statement with the SEC, (ii) qualify the Loans under the "Blue Sky" laws of any State or (iii) integrate such transfer or assignment with a separate securities offering of securities of the Borrower or any of its Subsidiaries.

          (d) Each Lender initially party to this Agreement hereby represents, and each Person that became a Lender pursuant to an assignment permitted by this
Section 12 will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee which makes or invests in loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding clauses
(a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

          12.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

          12.06 PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) based upon their respective ratable shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; PROVIDED that if all or any portion

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of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest; PROVIDED, FURTHER, that no receipt by an Existing Lender of Parent Preferred Stock or amounts under the Effective Date Paydown shall be subject to the provisions of this Section 12.06(b).

          12.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders), PROVIDED that (x) except as otherwise specifically provided herein, all computations of Available Cash Flow shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower referred to in
Section 7.10, and (y) if at any time such computations utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets.

          (b) All computations of interest hereunder shall be made on the actual number of days elapsed over a year of 360 days.

          12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party which is party to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party which is party to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party located outside New York City and by hand delivery to each Credit Party located within New York City, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party which is party to this Agreement in any other jurisdiction.

          (b) Each Credit Party which is party to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

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          (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

          12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          12.10 EFFECTIVENESS. This Agreement shall become effective on May 10, 2002 (the "EFFECTIVE DATE"), so long as (i) the Borrower, each of the other Credit Parties party hereto, each of the Lenders, and each of the Non-Continuing Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders and Non-Continuing Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing) or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it, and (ii) the conditions set forth in Section 6 shall have been satisfied in accordance with the terms thereof. The Administrative Agent will give the Borrower, each Lender and each Non-Continuing Lender prompt written notice of the occurrence of the Effective Date.

          12.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12 AMENDMENT OR WAIVER. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders; PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby, (i) extend the final scheduled maturity date of any Loan or Note beyond the Maturity Date, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees, or reduce the principal amount thereof, or increase the Loans of such Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory repayment shall not constitute a change in the terms of any Lender's Loans), (ii) amend, modify or waive any provision of this Section 12.12 (except to give effect to additional facilities hereunder), (iii) reduce the percentage specified in, or (except to give effect to any additional facilities hereunder) otherwise modify, the definition of Required Lenders, (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (v) release all or substantially all of the Collateral (except as set forth in the Credit Documents) or (vi) release all or substantially all of the Subsidiary Guarantors; PROVIDED, FURTHER, that no such change, waiver, discharge or termination shall, (x) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 11 or any other provision as same relates to the rights or obligations of such Agent, or (y) without the consent of the Collateral Agent, amend, modify or waive any provision

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

relating to the rights or obligations of the Collateral Agent; and PROVIDED, FURTHER, that no such change, waiver, discharge or termination that otherwise becomes effective against other parties hereto in accordance with the terms of this Agreement shall be effective in altering the rights or obligations of any of the Non-Continuing Lenders adversely to such Non-Continuing Lender without the consent of such Non-Continuing Lender.

          12.13 SURVIVAL. All indemnities set forth in the Existing Credit Agreement or herein (including, without limitation, the indemnities set forth in Section 5.04, 11.06 or 12.01 hereof or thereof) shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

          12.14 DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, PROVIDED that the Borrower shall not be responsible for costs arising resulting from any such transfer to the extent not otherwise applicable to such Lender prior to such transfer.

          12.15 CONFIDENTIALITY. Each of the Lenders and the Existing Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or any of its Subsidiaries which is furnished pursuant to any Credit Document and which is designated by the Borrower or the Borrower to the Lenders and Existing Lenders in writing as confidential; PROVIDED that any Lender or Existing Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to, or as may be requested by, any municipal, state or Federal regulatory body or representative thereof having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or to the National Association of Securities Dealers or the National Association of Insurance Commissioners, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation (notice of which will be promptly sent to the Borrower to the extent permitted by law), (d) in order to comply with any law, order, regulation or ruling applicable to such Lender or Existing Lender, and (e) to any prospective transferee that is an Eligible Transferee that is acceptable to the Borrower in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender to the extent that such prospective transferee is notified of the confidentiality requirements relating thereto. No Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary of the Borrower. The Borrower hereby agrees that the failure of a Lender or Existing Lender to comply with the provisions of this Section 12.15 shall not relieve the Credit Parties of any of their obligations to such Lender or Existing Lender under this Agreement and the other Credit Documents.

          12.16 LENDER REGISTER. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 12.16, to maintain a register (the "LENDER REGISTER") on which it will record the Loans made by each of the Lenders

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and each repayment in respect of the principal amount of the Loans of each of the Lenders. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of Loans and the rights to the principal of, and interest on, such Loans shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 12.04(b). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.16 (but excluding such losses, claims, liabilities or liabilities incurred by reason of the Administrative Agent's gross negligence or willful misconduct).

          12.17 AMENDMENT AND RESTATEMENT OF EXISTING CREDIT AGREEMENT. On and as of the occurrence of the Effective Date in accordance with Section 12.10, the Existing Credit Agreement shall be deemed to be amended and restated in its entirety, and superseded by this Agreement.

          12.18 ACKNOWLEDGEMENT AND CONSENT; RELEASE; AUTHORIZATION. (a) The Security Documents and the other Credit Documents to which the Borrower and the other Credit Parties are party are herein referred to collectively as the "CREDIT SUPPORT DOCUMENTS". Each Credit Party which is party to this Agreement (each a "CREDIT SUPPORT PARTY", and collectively, "CREDIT SUPPORT PARTIES") hereby acknowledges that it has reviewed the terms and provisions of this Agreement. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby (after giving effect to the transactions contemplated hereby) will continue to guaranty or secure, as the case may be, to the fullest extent set forth therein the payment and performance of all "Guaranteed Obligations" and "Obligations" as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Guaranteed Obligations" or "Obligations", as the case may be, in respect of the Obligations of the Borrower now or hereafter existing under or in respect of the Existing Credit Agreement as amended by this Agreement and the other Credit Documents. Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. Each Credit Support Party (other than the Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Credit Support Party is not required by the terms of the Existing Credit Agreement, this Agreement or any other Credit Document to consent to this Agreement, and (ii) nothing in the Existing Credit Agreement, this Agreement or any other Credit Document shall be deemed to require the consent of such Credit Support Party to any future consents or waivers to this Agreement.

          (b) No Agent nor any Lender has or shall have, by reason of the Existing Credit Agreement, this Agreement or any other Credit Document, a fiduciary relationship in respect of the Borrower, any other Credit Party or Credit Parties.

          (c) Each Credit Support Party hereby confirms, reaffirms and acknowledges (i) that the Collateral Agent (for the benefit of the Secured Creditors (as defined in each of the Credit Support Documents)) has a fully perfected first Lien on, and security interest in, all right, title and interest of such Credit Support Party in the Collateral, subject to no other Liens (other than Permitted Liens), before and after the Effective Date, and (ii) the continuing validity and effectiveness of the Collateral Agent's and Secured Creditors' rights under the Credit Documents and applicable law, before and after the Effective Date.

          (d) Except as expressly set forth in this Agreement, each of the undersigned Credit Parties hereby acknowledges and agrees that the execution and delivery by any Agent and the Lenders of this Agreement shall not be deemed (i) to create a course of dealing or otherwise obligate any Agent or the Lenders to forbear or execute similar agreements under the same or similar circumstances in the future, (ii) to modify, relinquish or impair any right of any Agent or the Lenders to receive any indemnity or similar payment from, or exercise any rights granted by, any Person or entity as a result of any matter arising from or relating to this Agreement, (iii) to waive any right of the Lenders to receive interest at an increased rate as a result of any Events of Default that may occur under this Agreement, (iv) to obligate any Agent or the Lenders in any way to forbear from individually or collectively enforcing remedies under this Agreement in any manner or (v) a commitment from or of any Agent or the Lenders to forbear or "stand still". Except as expressly set forth in this Agreement, no past or future forbearance on the part of any Agent or the Lenders should be viewed as a limitation upon or waiver of the absolute right and privilege of any Agent or the Lenders in exercising rights and remedies that currently exist or may exist after the Effective Date.

          (e) RELEASE. Each of the Borrower and each other Credit Party which is party to this Agreement and each of their Subsidiaries (collectively, the "RELEASORS") hereby releases, remises, acquits and forever discharges each Agent, each Lender, each Existing Lender, and each of their respective employees, agents representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, related corporate divisions, participants and assigns (all of the foregoing hereinafter called the "RELEASED PARTIES"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, setoffs, recoupments, counterclaims, defenses, damages and expenses of any and every character, known or unknown, suspected or unsuspected, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to the Existing Credit Agreement, the Existing Credit Documents, this Agreement, any of the other Credit Documents or the Existing Swap Agreement (all of the foregoing hereinafter called the "RELEASED MATTERS"). Each Releasor acknowledges that the agreements in this Section 12.18 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters and constitute a complete waiver of any right of setoff or recoupment, counterclaim or defense of any nature whatsoever which arose prior to the Effective Date to payment or performance of the Existing Loans, the "Obligations" as defined in the Existing Credit Agreement and the Existing Swap Obligations. Each Releasor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts, or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by the Releasors against the Released Parties which is not released hereby. Each Releasor represents and warrants that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters. Releasors have granted this release freely, and voluntarily and without duress.

          12.19 ACKNOWLEDGEMENT BY NON-CONTINUING LENDERS; WAIVER BY EXISTING LENDERS. (a) Each Non-Continuing Lender hereby acknowledges that it has reviewed the terms and provisions of this Agreement. Each Non-Continuing Lender hereby acknowledges and agrees that, from and after the Effective Date, such Non-Continuing Lender shall not be a Lender under this Agreement (unless such Non-Continuing Lender subsequently becomes a Lender by assignment pursuant to
Section 12.04) and, other than as set forth in Section 12.13 of the Existing Credit Agreement, the rights and obligations of such Non-Continuing Lender under the Existing Credit Agreement shall be terminated on and as of the Effective Date.

          (b) Each Existing Lender hereby waives (i) each of the "Defaults" and "Events of Default" that occurred under (and as defined in) the Existing Credit Agreement and the Existing Credit Documents, and each of the "Events of Default" (if any) that occurred under (and as defined in) the Existing Swap Agreement, in each case prior to the Effective Date (it being understood by each of the parties hereto that (x) such waiver is expressly limited to defaults under the Existing Credit Agreement, the Existing Credit Documents and the Existing Swap Agreement, and (y) such waiver shall not constitute a waiver of any Default or Event of Default arising from any condition or event that would, under any express provision of this Agreement or any other Credit Document that is effective after the Effective Date, constitute a Default or Event of Default), and (ii) the right to have interest in respect of any overdue amounts payable under the Existing Credit Agreement as a result of the occurrence of such defaults accrue at the increased default rate or be payable on demand as set forth in Section 2.08(c) of the Existing Credit Agreement.

                  [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:


                              FAIRPOINT COMMUNICATIONS
                              SOLUTIONS CORP.

                              By:  /s/ Walter E. Leach, Jr.
                                 -----------------------------------------
                                 Name:  Walter E. Leach, Jr.
                                 Title: Senior Vice President

                              Notice Address:

                              FairPoint Communications Solutions Corp.
                              521 E. Morehead Street, Suite 250
                              Charlotte, NC 28202
                              Attention:  Vice President of Finance/Treasurer

For purposes of Section 12.18 only:

                              FAIRPOINT COMMUNICATIONS SOLUTIONS
                              CORP. - NEW YORK, as a Credit Support Party


                              By:  /s/ Walter E. Leach, Jr.
                                 ----------------------------------------------
                                 Name   Walter E. Leach, Jr.
                                 Title: Senior Vice President


                              FAIRPOINT COMMUNICATIONS SOLUTIONS
                              CORP. - VIRGINIA, as a Credit Support Party

                              By:  /s/ Walter E. Leach, Jr.
                                 ---------------------------------------------
                                 Name    Walter E. Leach, Jr.
                                 Title:  Senior Vice President


                              FAIRPOINT SOLUTIONS CAPITAL, LLC, as a
                              Credit Support Party


                              By:   /s/ Walter E. Leach, Jr.
                                 ---------------------------------------------
                                 Name    Walter E. Leach, Jr.
                                 Title:  Senior vice President


                              Notice Address for each such Credit Support Party:

                              c/o FairPoint Communications Solutions Corp.
                              521 E. Morehead Street, Suite 250
                              Charlotte, NC  28202
                              Attention: Vice President of Finance/Treasurer

                              WACHOVIA BANK, NATIONAL ASSOCIATION,
                              formerly known as First Union National Bank, as Administrative Agent and as a Lender


                              By:  /s/ Katherine A. Harkness
                                 ---------------------------------------------
                                 Name:  Katherine A. Harkness
                                 Title: Director

                              BANK OF AMERICA, N.A., as Syndication Agent and as a Lender


                              By:  /s/ Wayne R. Porritt
                                 ----------------------------------------
                                 Name:  Wayne R. Porritt
                                 Title: Managing Director

                              DEUTSCHE BANK TRUST COMPANY
                              AMERICAS, formerly known as Bankers Trust
                              Company, as Documentation Agent and as a Lender


                              By:  /s/ Anca Trifan
                                 ---------------------------------------------
                                 Name:  Anca Trifan
                                 Title: Director

                            CIT LENDING SERVICES CORPORATION (for
                            purposes of Sections 2.01 and 12.19 only), as a Non-Continuing Lender

                            By:  /s/ Michael V. Monahan
                               ---------------------------------------------
                                Name:  Michael V. Monahan
                                Title: Vice President

                              CITICORP USA, INC. (for purposes of
                              Sections 2.01 and 12.19 only), as a Non-Continuing Lender


                              By:  /s/ Michael C. Becker
                                 ---------------------------------------------
                                  Name:  Michael C. Becker
                                  Title: Director

                              COBANK, ACB (for purposes of  Sections 2.01  and
                              12.19 only), as a Non-Continuing Lender


                              By:  /s/ Rick Freeman
                                 --------------------------------------------
                                  Name:  Rick Freeman
                                  Title: Vice President

                              CREDIT SUISSE FIRST BOSTON, CAYMAN
                              ISLANDS BRANCH (as successor to DLJ Capital
                              Funding, Inc.), as a Lender


                              By:  /s/ David L. Sawyer
                                 ----------------------------------------------
                                  Name:  David L. Sawyer
                                  Title: Director

                                     ANNEX I

           CONVERSION OF EXISTING LOANS AND EXISTING SWAP OBLIGATIONS

                               Existing         Existing      Existing Swap       Tranche A              Tranche B
       Lender                 Term Loan      Revolving Loan     Obligation         Portion                Portion
       ------                 ---------      --------------     ----------         -------                -------
Wachovia Bank,             $         0.00   $          0.00   $ 2,109,827.76    $     659,934.67       $  1,449,893.09
National
Association

Bank of America, N.A.      $ 7,080,823.67   $    933,279.95   $         0.00    $   2,506,737.73       $  5,507,365.89

Deutsche Bank Trust        $10,078,412.02   $  1,328,373.69   $         0.00    $   3,567,937.41       $  7,838,848.30
Company Americas

Credit Suisse First        $ 5,664,658.94   $    746,623.96   $         0.00    $   2,005,390.18       $  4,405,892.71
Boston, Cayman Islands
Branch
                           --------------   ---------------   --------------    ----------------       ---------------
TOTAL                      $22,823,894.63   $  3,008,277.61   $ 2,109,827.76    $   8,740,000.00       $ 19,202,000.00

                                    ANNEX II

                        EFFECTIVE DATE PAYDOWN ALLOCATION

                              Existing          Existing         Existing
     Lender                  Term Loan       Revolving Loan   Swap Obligation    Cash Payment
     ------                  ---------       --------------   ---------------    ------------
Wachovia Bank,             $         0.00   $          0.00   $   893,172.24    $   637,980.17
National Association

Bank of America,           $ 2,997,588.35   $    395,093.74   $         0.00    $ 2,423,344.35
N.A.

Credit Suisse First        $ 2,398,070.68   $    316,074.99   $         0.00    $ 1,938,675.48
Boston, Cayman
Islands Branch
                           --------------   ---------------   --------------    --------------
TOTAL                      $ 5,395,659.03   $    711,168.73   $   893,172.24    $ 5,000,000.00

                                    ANNEX III

              INITIAL PARENT PREFERRED STOCK CONVERSION ALLOCATION

                                           Converted Existing        Converted Existing        Liquidation Preference of
      Lender                                   Term Loan               Revolving Loan            Parent Preferred Stock
      ------                                   ---------               --------------            ----------------------
Wachovia Bank, National                      $22,230,000.00           $ 2,930,000.00                $25,160,000.00
Association

Bank of America, N.A.                        $12,151,587.98           $ 1,601,626.31                $13,753,214.29

Deutsche Bank Trust Company                  $12,151,587.98           $ 1,601,626.31                $13,753,214.29
Americas*

Citicorp USA, Inc.                           $17,784,000.00           $ 2,344,000.00                $20,128,000.00

Credit Suisse First Boston,                  $ 9,721,270.38           $ 1,281,301.04                $11,002,571.43
Cayman Islands Branch

CoBank, ACB                                  $ 4,446,000.00           $   586,000.00                $ 5,032,000.00

CIT Lending Services Corporation             $ 4,446,000.00           $   586,000.00                $ 5,032,000.00
                                             --------------           --------------                --------------

TOTAL                                        $82,930,446.34           $10,930,553.66                $93,861,000.00

* Deutsche Bank Trust Corporation, which is an Affiliate of Deutsche Bank Trust Company Americas, will be the Purchaser with respect to the Parent Preferred Stock.

                                      III-1

                                    ANNEX IV

                                    Addresses
                                    ---------

Lender                                       Address
------                                       -------

Wachovia Bank, National Association          301 South College Street
                                             Charlotte, NC 28288-0537
                                             ATTN: Kathy Harkness
                                             Tel. No.: (704) 383-0707
                                             Fax No.: (704) 383-6249

Bank of America, N.A.                        SAG-East NC1-002-31-31
                                             31st Floor
                                             Bank of America Plaza
                                             101 South Tryon Street
                                             Charlotte, NC 28255
                                             ATTN:  Wayne Porritt
                                             Tel. No.: (704) 386-9998
                                             Fax No.: (704) 386-1759

Deutsche Bank Trust Company Americas         31 W. 52nd Street, 25th Floor
                                             New York, NY  10019
                                             ATTN:  Anca Trifan
                                             Tel No.: (646) 324-2184
                                             Fax No.: (646) 324-7455

Citicorp USA, Inc.                           390 Greenwich Street, First Floor
                                             New York, NY 10013
                                             ATTN:  James P. Garvin
                                             Tel No.:(212) 723-6662
                                             Fax No.:(212) 723-8547
Credit Suisse First Boston, Cayman
Islands Branch                               Eleven Madison Avenue
                                             New York, NY  10010-3629
                                             ATTN:  David L. Sawyer
                                             Tel No.: (212) 325-3641
                                             Fax No.: (212) 743-2569

CoBank, ACB                                  900 Circle 75 Parkway Suite 1400
                                             Atlanta, GA 30339
                                             ATTN:  Rick Freeman
                                             Tel No.(770) 618-3221
                                             Fax No.(770) 618-3260

CIT Lending Services Corporation             1 CIT Drive
                                             Livingston, NJ 07039
                                             ATTN:  Bill Evenson
                                             Tel No.:(973) 422-3282
                                             Fax No.:(973) 535-1816

                                      IV-1